PROSPECTUS

MAY 1, 2006

MFS REGATTA ACCESS

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in one of the following fund options of the MFS/Sun Life Series Trust (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Blend Equity Funds
MFS/ Sun Life Global Total Return - S Class	MFS/ Sun Life Mid Cap Value - S Class
MFS/ Sun Life International Value - S Class	Mid-Cap Growth Equity Funds
MFS/ Sun Life Strategic Value - S Class	MFS/ Sun Life Mid Cap Growth - S Class
MFS/Sun Life Total Return - S Class	Small-Cap Growth Equity Funds
MFS/ Sun Life Value - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Specialty Funds
MFS/ Sun Life Core Equity - S Class	MFS/ Sun Life Technology - S Class
MFS/ Sun Life Capital Opportunities - S Class	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Emerging Markets Equity - S Class	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Massachusetts Investors Trust - S Class	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Research - S Class	MFS/ Sun Life Global Governments - S Class
MFS/ Sun Life Research International - S Class	Medium-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Bond - S Class
MFS/ Sun Life Capital Appreciation - S Class	MFS/ Sun Life Strategic Income - S Class
MFS/ Sun Life Emerging Growth - S Class	Low-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Global Growth - S Class	MFS/ Sun Life High Yield - S Class
MFS/ Sun Life International Growth - S Class	Money Market Funds
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life Money Market - S Class
Stock - S Class
MFS/ Sun Life Strategic Growth - S Class

Massachusetts Financial Services Company serves as investment adviser to all of the Funds in the MFS/Sun Life Series Trust.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

This Prospectus must be accompanied by a current Prospectus for the Series Fund. Please read this Prospectus and the Series Fund Prospectus carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information, dated May 1, 2006 ("SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 45 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

     P.O. Box 9133

     Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals and Market Value Adjustment *

Cash Withdrawals *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge *

Mortality and Expense Risk Charge *

Charges for Optional Death Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

Due Proof of Death *

The Income Phase -- Annuity Provisions *

Selection of the Annuitant or Co-Annuitant *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contracts *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of EEB Optional Death Benefit *

Appendix E - Calculation of Death Benefit when EEB and MAV and 5% Roll-Up Riders are Selected *

Appendix F - Calculation of EEB Plus Optional Death Benefit *

Appendix G - Calculation of EEB Plus with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Plus with 5% Roll-Up Optional Death Benefit *

Appendix I - Investment Options and Expenses for Initial Class Shares *

Appendix J - Condensed Financial Information *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The MFS Regatta Access Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing one or more of the optional death benefit riders.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $20,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is a separate series of the MFS/Sun Life Series Trust, an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations or transfers into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.25% of the average daily value of the Contract invested in the Variable Account if your initial Purchase Payment was less than $1,000,000, or 1.00% if your initial Purchase Payment was $1,000,000 or more. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect one or more of the optional death benefit riders, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.15% to 0.40% of the average daily value of your Contract, depending upon which optional death benefit rider(s) you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Contract Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing one or more of the optional death benefit riders available in your state. If you are 85 or younger on your Contract Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Contract Date, the basic death benefit is equal to the Surrender Value. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase without the imposition of a withdrawal charge. Furthermore, no withdrawal charge is imposed upon annuitization. Withdrawals made from the Fixed Account, however, may be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later if required by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	0%

Maximum Fee Per Transfer (currently $0):	$15*

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%**
*

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

**

The premium tax rate and base vary by state and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Deductions for Premium Taxes.")

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.25%**
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.40%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Riders:	1.80%
*

The Annual Account Fee is waived if 100% of your Account Value has been allocated to the Fixed Account during the entire Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

**	If your initial Purchase Payment is $100,000 or more, the mortality and expense risks charge will be 1.00% of average daily net Variable Account assets. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:

Rider(s) Elected	% of Average Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus MAV"	0.40%
"EEB Plus 5% Roll-Up"	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.85%	1.69%
*	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2007. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds, after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.85% and 1.56%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, Contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$362	$1,100	$1,859	$3,854
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$362	$1,100	$1,859	$3,854

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing one or more optional death benefit riders and paying an additional charge for each optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial, Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The MFS/Sun Life Series Trust (the "Series Fund") is an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund.

The Series Fund is composed of 31 independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in 31 series each, (a "Fund"), each corresponding to one of the portfolios. The Contract provides for investment by the Sub-Accounts in shares of the Funds. Additional portfolios may be added to the Series Fund which may or may not be available for investment by the Variable Account.

Each Fund pays fees to MFS, as its investment adviser, for services rendered pursuant to investment advisory agreements. MFS also serves as investment adviser to each of the funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or us. MFS Institutional Advisers, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements (including supervision of the sub-advisers noted below) is solely that of MFS. We undertake no obligation in this regard.

MFS may serve as the investment adviser to other mutual funds which have similar investment goals and principal investment policies and risks as the Funds, and which may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between the Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

The Series Fund also offers its shares to other separate accounts established by the Company and our New York subsidiary in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Series Fund. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Series Fund's Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Fund which is involved in the conflict or substitution of shares of other Funds or other mutual funds.

More comprehensive information about the Series Fund and the management, investment objectives, policies, restrictions, expenses and potential risks of each Fund may be found in the current Series Fund prospectus. You should read the Series Fund prospectus carefully before investing. The statement of additional information of the Series Fund is available by calling 1-800-752-7215.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations or transfers into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $20,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Purchase Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

    Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the next available Guarantee Period.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period 30 days prior to its Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Special Guaranteed Interest Rates

We may reduce or waive the mortality and expense risk charges, the administrative service fee or the annual Account Fee, credit additional amounts, or grant special Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements.

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

WITHDRAWALS AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

We do not deduct any sales charge from your Purchase Payments when they are made, nor do we impose a withdrawal charge (known as a "contingent deferred sales charge") on amounts you withdraw.

However, all withdrawals from your Fixed Account Value may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; and finally, we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, and adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect the death benefit amount. In calculating the amount payable under the death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax-Sheltered Annuities."

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. The annual Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.25%, if your initial Purchase Payment was less than $1,000,000, or 1.00% if your initial Purchase Payment was $1,000,000 or more. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and administrative expense charge we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(S) You Elect*	Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus MAV"	0.40%
"EEB Plus 5% Roll-Up"	0.40%

                                    *As defined below

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectus(es) and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we will pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Contract Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Purchase Payments (adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The Riders are available only if you are younger than 80 on the Contract Date. Any optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D-H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments, partial withdrawals and charges made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.

     Earnings Enhancement ("EEB") Rider

If you elect this EEB Rider, your death benefit will be the amount payable under the basic death benefit, plus the "EEB amount." Calculated as of your Death Benefit Date, the "EEB amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 25% of the Net Purchase Payments prior to your death.

     Earnings Enhancement Plus ("EEB Plus") Rider

If you elect this EEB Plus Rider, your death benefit will be the amount payable under the basic death benefit, plus the "EEB Plus amount." Calculated as of the Death Benefit Date, the " EEB Plus amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 100% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made within the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus with MAV ("EEB Plus MAV") Rider

If you elect this EEB Plus MAV Rider, your death benefit will be the death benefit payable under the MAV Rider plus the "EEB Plus MAV amount." Calculated as of your Death Benefit Date, the "EEB Plus MAV amount" is as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus MAV amount" will be 40% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus MAV amount" will be 25% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus With 5% Roll-Up ("EEB Plus 5% Roll-Up") Rider

If you elect this EEB Plus 5% Roll-Up Rider, your death benefit will be the death benefit payable under the 5% Roll-Up Rider plus the "EEB Plus 5% Roll-Up amount." Calculated as of your Death Benefit Date, the "EEB Plus 5% Roll-Up amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 40% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 25% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Selecting Multiple Death Benefit Riders

The MAV Rider, the 5% Roll-Up Rider, and the EEB Rider can be combined. If you elect more than one of these three optional death benefit riders, your death benefit will be calculated as follows:
●	MAV Rider combined with 5% Roll-Up Rider: The death benefit will equal the greater of the death benefit under the MAV Rider and the death benefit under the 5% Roll-Up Rider.

●

MAV Rider combined with EEB Rider: The death benefit will equal the death benefit under the MAV Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the MAV Rider.

●

EEB Rider combined with 5% Roll-Up Rider: The death benefit will equal the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider.

●

MAV Rider, the 5% Roll-Up Rider and the EEB Rider: The death benefit will equal the greater of the death benefit under the MAV Rider or the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider and the MAV Rider.

The EEB Plus, EEB Plus MAV, and EEB Plus 5% Roll-Up Riders are designed to be "comprehensive" riders and may not be combined with each other or with any of the other death benefit riders.

Spousal Continuance

If your spouse is your Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Service Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:
●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
●	The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

●

The latest possible Annuity Commencement Date is the later of (a) 10 years from the Contract Date and (b) the first day of the month following the Annuitant's 95th birthday or, if there is a Co-Annuitant, the 95th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the annuity options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.40% of your average daily net assets (1.15% if your initial Purchase Payment was $1,000,000 or more). Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 2.5% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 2.5% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the covered person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership may affect the availability of optional death benefit riders or the expenses incurred by the election of any optional death benefit riders.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if required by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above)~~.~~

Death benefits paid upon the death of a Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the Contract. For this purpose, the amount of the "investment in the contract" is not affected by the Owner's or Annuitant's death, i.e., the investment in the Contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the Contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with anIRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The Owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reductioncontributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider, you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements.. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS", see "Pre-Distribution Taxation of Contracts", "Distributions and Withdrawals from Non-Qualified Contracts", "Withholding" and "Non-Qualified Contracts". You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 5.00% of Purchase Payments, and 1.00% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Special Guaranteed Interest Rates." During 2003, 2004, and 2005, $74,553.37, $44,994 and $31,718, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some Sub-Accounts.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Fund. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Money Market Sub-Account available for investment under the Contract), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the available Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life of Canada and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)

Advertising and Sales Literature

Calculations

  Example of Variable Accumulation Unit Value Calculation

  Example of Variable Annuity Unit Calculation

  Example of Variable Annuity Payment Calculation

Distribution of the Contracts

Designation and Change of Beneficiary

Custodian

Independent Registered Public Accounting Firm

Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for

MFS Regatta Access Variable and Fixed Annuity

Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City	State Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

*ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for receiving annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there are Participants of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary..

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the Owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are 2 Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SERIES FUND: MFS/Sun Life Series Trust.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

MARKET VALUE ADJUSTMENT

Fixed Account -- Examples of the Market Value Adjustment ("MVA")

The MVA Factor is: [(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

(2)	The date of surrender is 2 years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	The interest earned in the current Account Year is $674.16.

(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	- .037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 -$674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000,00 - $674.16) x (-.037) = -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010 ^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 -$674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:
The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 80,000.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.
The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 60,000.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

* Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows:

     Payments x (Account Value after withdrawal divided by Account Value before withdrawal)

     $100,000.00 x ($60,000.00 divided by $80,000.00).

APPENDIX D

CALCULATION OF EEB OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000
plus
The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
40% of the above amount	=	$ 14,000
Cap of 40% of Adjusted Purchase Payments	=	$ 40,000
The lesser of the above two amounts = the EEB amount	=	$ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $135,000 + $14,000 = $149,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000
plus
The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
40% of the above amount	=	$ 11,296
Cap of 40% of Adjusted Purchase Payments	=	$ 34,074
The lesser of the above two amounts = the EEB amount	=	$ 11,926

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $115,000 + $11,926 = $126,926.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185.

APPENDIX E

CALCULATION OF DEATH BENEFIT WHEN EEB AND MAV AND 5% ROLL-UP RIDERS ARE SELECTED

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in Variable Accounts. No withdrawals are made. The Account Value at the Death Benefit Date is $135,000, the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000, and the Maximum Anniversary Value is $142,000. Assume death occurs in Account Year 7. The calculation of the death benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
Maximum Anniversary Value	=	$142,000
The Death Benefit Amount would therefore	=	$142,000

plus
The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
40% of the above amount	=	$ 14,000
Cap of 40% of Adjusted Purchase Payments	=	$ 40,000
The lesser of the above two amounts = the EEB amount	=	$ 14,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB amount = $142,000 + $14,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX F

CALCULATION OF EEB PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

plus
The EEB Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
40% of the above amount	=	$ 14,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus amount	=	$ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Plus amount = $135,000 + $14,000 = $149,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PLUS WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

plus

The EEB Plus MAV amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	=	$ 40,000
40% of the above amount	=	$ 16,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus MAV amount	=	$ 16,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Plus MAV amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PLUS WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

plus

The EEB Plus 5% Roll-Up amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	=	$ 40,000
40% of the above amount	=	$ 16,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus 5% Roll-Up amount	=	$ 16,000

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Plus 5% Roll-Up amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

INVESTMENT OPTIONS AND EXPENSES FOR INITIAL CLASS SHARES

The variable Fund options shown in this prospectus are the "Service Class" shares of the MFS/Sun Life Series Trust. The Service Class was first offered for sale on August 27, 2001. All Contracts purchased on or after that date are invested in the Service Class.

Each Fund also has an "Initial Class" of shares. All Contracts purchased before August 27, 2001, are invested in the "Initial Class." The following Initial Class Funds are available to owners of such Contracts:
Large-Cap Value Equity Funds	Mid-Cap Value Equity Funds
MFS/ Sun Life Global Total Return Series	MFS/ Sun Life Mid Cap Value Series
MFS/ Sun Life International Value Series	Mid-Cap Growth Equity Funds
MFS/ Sun Life Strategic Value Series	MFS/ Sun Life Mid Cap Growth Series
MFS/Sun Life Total Return Series	Small-Cap Growth Equity Funds
MFS/ Sun Life Value Series	MFS/ Sun Life New Discovery Series
Large-Cap Blend Equity Funds	Specialty Funds
MFS/ Sun Life Capital Opportunities Series	MFS/ Sun Life Technology Series
MFS/ Sun Life Core Equity Series	MFS/ Sun Life Utilities Series
MFS/ Sun Life Emerging Markets Equity Series	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Massachusetts Investors Trust Series	MFS/ Sun Life Government Securities Series
MFS/ Sun Life Research Series	MFS/ Sun Life Global Governments Series
MFS/ Sun Life Research International Series	Medium-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Bond Series
MFS/ Sun Life Capital Appreciation Series	MFS/ Sun Life Strategic Income Series
MFS/ Sun Life Emerging Growth Series	Low-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Global Growth Series	MFS/ Sun Life High Yield Series
MFS/ Sun Life International Growth Series	Money Market Funds
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life Money Market Series
Stock Series
MFS/ Sun Life Strategic Growth Series

The shares of the Initial Class have the same investment objectives, policies, and strategies as the shares of the Service Class. The only differences between the two classes are their expense rations. The "Total Annual Fund Operating Expenses" under the heading "FEES AND EXPENSES" and accompanying "EXAMPLE" associated with Initial Class expenses are shown below:
Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.60%	1.31%
*

The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2007. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds, after all fee reductions and expense reimbursement arrangements are taken into consideration, fall within the range shown above. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

EXAMPLE

*  *  *  *  *
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$324	$989	$1,678	$3,512
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$324	$989	$1,678	$3,512

APPENDIX J

CONDENSED FINANCIAL INFORMATION

The following information for REGATTA ACCESS should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

MFS/Sun Life Bond Series	01	2005	13.851	13.932	0
MFS/Sun Life Bond Series	01	2004	13.188	13.851	0
MFS/Sun Life Bond Series	01	2003	12.159	13.188	29,154
MFS/Sun Life Bond Series	01	2002	11.224	12.159	136,125
MFS/Sun Life Bond Series	01	2001	10.535	11.224	26,386
MFS/Sun Life Bond Series	01	2000	10.000	10.535	9,176

MFS/Sun Life Bond Series	02	2005	13.758	13.817	19,733
MFS/Sun Life Bond Series	02	2004	13.119	13.758	16,660
MFS/Sun Life Bond Series	02	2003	12.114	13.119	18,466
MFS/Sun Life Bond Series	02	2002	11.200	12.114	0
MFS/Sun Life Bond Series	02	2001	10.528	11.200	0
MFS/Sun Life Bond Series	02	2000	10.000	10.528	0

MFS/Sun Life Bond Series	03	2005	13.696	13.741	170,853
MFS/Sun Life Bond Series	03	2004	13.073	13.696	190,885
MFS/Sun Life Bond Series	03	2003	12.084	13.073	244,566
MFS/Sun Life Bond Series	03	2002	11.183	12.084	286,347
MFS/Sun Life Bond Series	03	2001	10.523	11.183	363,026
MFS/Sun Life Bond Series	03	2000	10.000	10.523	86,674

MFS/Sun Life Bond Series	04	2005	13.603	13.628	188,335
MFS/Sun Life Bond Series	04	2004	13.005	13.603	169,903
MFS/Sun Life Bond Series	04	2003	12.040	13.005	292,958
MFS/Sun Life Bond Series	04	2002	11.159	12.040	216,483
MFS/Sun Life Bond Series	04	2001	10.516	11.159	223,081
MFS/Sun Life Bond Series	04	2000	10.000	10.516	31,146

MFS/Sun Life Bond Series	05	2005	13.542	13.553	102,581
MFS/Sun Life Bond Series	05	2004	12.960	13.542	133,801
MFS/Sun Life Bond Series	05	2003	12.010	12.960	203,235
MFS/Sun Life Bond Series	05	2002	11.143	12.010	227,517
MFS/Sun Life Bond Series	05	2001	10.511	11.143	206,822
MFS/Sun Life Bond Series	05	2000	10.000	10.511	47,680

MFS/Sun Life Bond Series	06	2005	13.451	13.441	26,615
MFS/Sun Life Bond Series	06	2004	12.892	13.451	27,415
MFS/Sun Life Bond Series	06	2003	11.965	12.892	43,073
MFS/Sun Life Bond Series	06	2002	11.118	11.965	82,692
MFS/Sun Life Bond Series	06	2001	10.504	11.118	56,484
MFS/Sun Life Bond Series	06	2000	10.000	10.504	5,855

MFS/Sun Life Bond Series S Class	01	2005	12.331	12.384	0
MFS/Sun Life Bond Series S Class	01	2004	11.779	12.331	0
MFS/Sun Life Bond Series S Class	01	2003	10.889	11.779	0
MFS/Sun Life Bond Series S Class	01	2002	10.081	10.889	20,577
MFS/Sun Life Bond Series S Class	01	2001	10.000	10.081	21,517

MFS/Sun Life Bond Series S Class	02	2005	12.269	12.303	0
MFS/Sun Life Bond Series S Class	02	2004	11.737	12.269	0
MFS/Sun Life Bond Series S Class	02	2003	10.867	11.737	0
MFS/Sun Life Bond Series S Class	02	2002	10.076	10.867	0
MFS/Sun Life Bond Series S Class	02	2001	10.000	10.076	0

MFS/Sun Life Bond Series S Class	03	2005	12.227	12.249	76,887
MFS/Sun Life Bond Series S Class	03	2004	11.709	12.227	84,467
MFS/Sun Life Bond Series S Class	03	2003	10.852	11.709	114,464
MFS/Sun Life Bond Series S Class	03	2002	10.072	10.852	86,572
MFS/Sun Life Bond Series S Class	03	2001	10.000	10.072	36,746

MFS/Sun Life Bond Series S Class	04	2005	12.165	12.168	26,130
MFS/Sun Life Bond Series S Class	04	2004	11.668	12.165	34,889
MFS/Sun Life Bond Series S Class	04	2003	10.830	11.668	116,149
MFS/Sun Life Bond Series S Class	04	2002	10.067	10.830	144,874
MFS/Sun Life Bond Series S Class	04	2001	10.000	10.067	83,462

MFS/Sun Life Bond Series S Class	05	2005	12.124	12.114	34,725
MFS/Sun Life Bond Series S Class	05	2004	11.640	12.124	38,059
MFS/Sun Life Bond Series S Class	05	2003	10.815	11.640	40,568
MFS/Sun Life Bond Series S Class	05	2002	10.063	10.815	39,385
MFS/Sun Life Bond Series S Class	05	2001	10.000	10.063	29,586

MFS/Sun Life Bond Series S Class	06	2005	12.062	12.034	95,795
MFS/Sun Life Bond Series S Class	06	2004	11.598	12.062	97,760
MFS/Sun Life Bond Series S Class	06	2003	10.793	11.598	115,543
MFS/Sun Life Bond Series S Class	06	2002	10.058	10.793	121,492
MFS/Sun Life Bond Series S Class	06	2001	10.000	10.058	62,495

MFS/Sun Life Capital Appreciation Series	01	2005	5.618	5.604	29,090
MFS/Sun Life Capital Appreciation Series	01	2004	5.119	5.618	28,944
MFS/Sun Life Capital Appreciation Series	01	2003	4.024	5.119	53,019
MFS/Sun Life Capital Appreciation Series	01	2002	6.020	4.024	0
MFS/Sun Life Capital Appreciation Series	01	2001	8.155	6.020	0
MFS/Sun Life Capital Appreciation Series	01	2000	10.000	8.155	17,139

MFS/Sun Life Capital Appreciation Series	02	2005	5.580	5.558	0
MFS/Sun Life Capital Appreciation Series	02	2004	5.093	5.580	40,996
MFS/Sun Life Capital Appreciation Series	02	2003	4.009	5.093	41,525
MFS/Sun Life Capital Appreciation Series	02	2002	6.007	4.009	39,769
MFS/Sun Life Capital Appreciation Series	02	2001	8.150	6.007	62,370
MFS/Sun Life Capital Appreciation Series	02	2000	10.000	8.150	60,648

MFS/Sun Life Capital Appreciation Series	03	2005	5.555	5.528	456,958
MFS/Sun Life Capital Appreciation Series	03	2004	5.075	5.555	517,447
MFS/Sun Life Capital Appreciation Series	03	2003	3.999	5.075	616,496
MFS/Sun Life Capital Appreciation Series	03	2002	5.998	3.999	746,448
MFS/Sun Life Capital Appreciation Series	03	2001	8.146	5.998	1,066,499
MFS/Sun Life Capital Appreciation Series	03	2000	10.000	8.146	460,577

MFS/Sun Life Capital Appreciation Series	04	2005	5.518	5.482	368,073
MFS/Sun Life Capital Appreciation Series	04	2004	5.048	5.518	439,699
MFS/Sun Life Capital Appreciation Series	04	2003	3.984	5.048	487,652
MFS/Sun Life Capital Appreciation Series	04	2002	5.985	3.984	520,880
MFS/Sun Life Capital Appreciation Series	04	2001	8.141	5.985	699,138
MFS/Sun Life Capital Appreciation Series	04	2000	10.000	8.141	381,675

MFS/Sun Life Capital Appreciation Series	05	2005	5.493	5.452	479,729
MFS/Sun Life Capital Appreciation Series	05	2004	5.031	5.493	489,376
MFS/Sun Life Capital Appreciation Series	05	2003	3.974	5.031	557,268
MFS/Sun Life Capital Appreciation Series	05	2002	5.976	3.974	614,431
MFS/Sun Life Capital Appreciation Series	05	2001	8.137	5.976	737,593
MFS/Sun Life Capital Appreciation Series	05	2000	10.000	8.137	374,097

MFS/Sun Life Capital Appreciation Series	06	2005	5.456	5.407	304,813
MFS/Sun Life Capital Appreciation Series	06	2004	5.004	5.456	283,175
MFS/Sun Life Capital Appreciation Series	06	2003	3.959	5.004	311,144
MFS/Sun Life Capital Appreciation Series	06	2002	5.963	3.959	223,213
MFS/Sun Life Capital Appreciation Series	06	2001	8.132	5.963	235,521
MFS/Sun Life Capital Appreciation Series	06	2000	10.000	8.132	135,475

MFS/Sun Life Capital Appreciation Series S Class	01	2005	9.007	8.960	0
MFS/Sun Life Capital Appreciation Series S Class	01	2004	8.225	9.007	0
MFS/Sun Life Capital Appreciation Series S Class	01	2003	6.483	8.225	0
MFS/Sun Life Capital Appreciation Series S Class	01	2002	9.725	6.483	0
MFS/Sun Life Capital Appreciation Series S Class	01	2001	10.000	9.725	162,863

MFS/Sun Life Capital Appreciation Series S Class	02	2005	8.961	8.901	0
MFS/Sun Life Capital Appreciation Series S Class	02	2004	8.196	8.961	0
MFS/Sun Life Capital Appreciation Series S Class	02	2003	6.470	8.196	0
MFS/Sun Life Capital Appreciation Series S Class	02	2002	9.720	6.470	0
MFS/Sun Life Capital Appreciation Series S Class	02	2001	10.000	9.720	0

MFS/Sun Life Capital Appreciation Series S Class	03	2005	8.931	8.862	96,048
MFS/Sun Life Capital Appreciation Series S Class	03	2004	8.177	8.931	109,854
MFS/Sun Life Capital Appreciation Series S Class	03	2003	6.461	8.177	125,348
MFS/Sun Life Capital Appreciation Series S Class	03	2002	9.716	6.461	158,925
MFS/Sun Life Capital Appreciation Series S Class	03	2001	10.000	9.716	27,002

MFS/Sun Life Capital Appreciation Series S Class	04	2005	8.886	8.804	14,039
MFS/Sun Life Capital Appreciation Series S Class	04	2004	8.147	8.886	21,319
MFS/Sun Life Capital Appreciation Series S Class	04	2003	6.448	8.147	22,223
MFS/Sun Life Capital Appreciation Series S Class	04	2002	9.711	6.448	22,315
MFS/Sun Life Capital Appreciation Series S Class	04	2001	10.000	9.711	12,735

MFS/Sun Life Capital Appreciation Series S Class	05	2005	8.855	8.765	21,166
MFS/Sun Life Capital Appreciation Series S Class	05	2004	8.128	8.855	17,335
MFS/Sun Life Capital Appreciation Series S Class	05	2003	6.439	8.128	19,161
MFS/Sun Life Capital Appreciation Series S Class	05	2002	9.708	6.439	25,929
MFS/Sun Life Capital Appreciation Series S Class	05	2001	10.000	9.708	14,099

MFS/Sun Life Capital Appreciation Series S Class	06	2005	8.810	8.707	30,602
MFS/Sun Life Capital Appreciation Series S Class	06	2004	8.099	8.810	34,184
MFS/Sun Life Capital Appreciation Series S Class	06	2003	6.426	8.099	43,289
MFS/Sun Life Capital Appreciation Series S Class	06	2002	9.703	6.426	57,476
MFS/Sun Life Capital Appreciation Series S Class	06	2001	10.000	9.703	24,633

MFS/Sun Life Capital Opportunities Series	01	2005	6.135	6.164	246,032
MFS/Sun Life Capital Opportunities Series	01	2004	5.503	6.135	206,401
MFS/Sun Life Capital Opportunities Series	01	2003	4.339	5.503	237,953
MFS/Sun Life Capital Opportunities Series	01	2002	6.306	4.339	288,955
MFS/Sun Life Capital Opportunities Series	01	2001	8.501	6.306	480,332
MFS/Sun Life Capital Opportunities Series	01	2000	10.000	8.501	354,251

MFS/Sun Life Capital Opportunities Series	02	2005	6.094	6.113	27,075
MFS/Sun Life Capital Opportunities Series	02	2004	5.474	6.094	27,075
MFS/Sun Life Capital Opportunities Series	02	2003	4.322	5.474	27,075
MFS/Sun Life Capital Opportunities Series	02	2002	6.292	4.322	73,160
MFS/Sun Life Capital Opportunities Series	02	2001	8.495	6.292	99,559
MFS/Sun Life Capital Opportunities Series	02	2000	10.000	8.495	169,833

MFS/Sun Life Capital Opportunities Series	03	2005	6.066	6.080	379,377
MFS/Sun Life Capital Opportunities Series	03	2004	5.455	6.066	602,980
MFS/Sun Life Capital Opportunities Series	03	2003	4.312	5.455	707,223
MFS/Sun Life Capital Opportunities Series	03	2002	6.282	4.312	948,686
MFS/Sun Life Capital Opportunities Series	03	2001	8.491	6.282	1,460,822
MFS/Sun Life Capital Opportunities Series	03	2000	10.000	8.491	1,194,561

MFS/Sun Life Capital Opportunities Series	04	2005	6.025	6.030	368,662
MFS/Sun Life Capital Opportunities Series	04	2004	5.426	6.025	522,695
MFS/Sun Life Capital Opportunities Series	04	2003	4.296	5.426	650,258
MFS/Sun Life Capital Opportunities Series	04	2002	6.269	4.296	792,918
MFS/Sun Life Capital Opportunities Series	04	2001	8.486	6.269	1,079,114
MFS/Sun Life Capital Opportunities Series	04	2000	10.000	8.486	1,030,852

MFS/Sun Life Capital Opportunities Series	05	2005	5.998	5.996	850,631
MFS/Sun Life Capital Opportunities Series	05	2004	5.407	5.998	928,488
MFS/Sun Life Capital Opportunities Series	05	2003	4.285	5.407	1,065,799
MFS/Sun Life Capital Opportunities Series	05	2002	6.259	4.285	1,275,977
MFS/Sun Life Capital Opportunities Series	05	2001	8.482	6.259	1,659,791
MFS/Sun Life Capital Opportunities Series	05	2000	10.000	8.482	1,008,384

MFS/Sun Life Capital Opportunities Series	06	2005	5.958	5.947	161,644
MFS/Sun Life Capital Opportunities Series	06	2004	5.379	5.958	199,778
MFS/Sun Life Capital Opportunities Series	06	2003	4.269	5.379	223,048
MFS/Sun Life Capital Opportunities Series	06	2002	6.246	4.269	195,049
MFS/Sun Life Capital Opportunities Series	06	2001	8.476	6.246	593,290
MFS/Sun Life Capital Opportunities Series	06	2000	10.000	8.476	343,358

MFS/Sun Life Capital Opportunities Series S Class	01	2005	9.199	9.213	0
MFS/Sun Life Capital Opportunities Series S Class	01	2004	8.271	9.199	0
MFS/Sun Life Capital Opportunities Series S Class	01	2003	6.536	8.271	0
MFS/Sun Life Capital Opportunities Series S Class	01	2002	9.520	6.536	25,145
MFS/Sun Life Capital Opportunities Series S Class	01	2001	10.000	9.520	22,342

MFS/Sun Life Capital Opportunities Series S Class	02	2005	9.152	9.152	0
MFS/Sun Life Capital Opportunities Series S Class	02	2004	8.241	9.152	0
MFS/Sun Life Capital Opportunities Series S Class	02	2003	6.523	8.241	0
MFS/Sun Life Capital Opportunities Series S Class	02	2002	9.515	6.523	0
MFS/Sun Life Capital Opportunities Series S Class	02	2001	10.000	9.515	0

MFS/Sun Life Capital Opportunities Series S Class	03	2005	9.121	9.112	23,263
MFS/Sun Life Capital Opportunities Series S Class	03	2004	8.222	9.121	31,583
MFS/Sun Life Capital Opportunities Series S Class	03	2003	6.514	8.222	39,074
MFS/Sun Life Capital Opportunities Series S Class	03	2002	9.512	6.514	39,274
MFS/Sun Life Capital Opportunities Series S Class	03	2001	10.000	9.512	39,549

MFS/Sun Life Capital Opportunities Series S Class	04	2005	9.075	9.052	7,974
MFS/Sun Life Capital Opportunities Series S Class	04	2004	8.192	9.075	11,689
MFS/Sun Life Capital Opportunities Series S Class	04	2003	6.501	8.192	20,161
MFS/Sun Life Capital Opportunities Series S Class	04	2002	9.507	6.501	25,982
MFS/Sun Life Capital Opportunities Series S Class	04	2001	10.000	9.507	16,766

MFS/Sun Life Capital Opportunities Series S Class	05	2005	9.044	9.012	2,683
MFS/Sun Life Capital Opportunities Series S Class	05	2004	8.173	9.044	2,623
MFS/Sun Life Capital Opportunities Series S Class	05	2003	6.492	8.173	8,617
MFS/Sun Life Capital Opportunities Series S Class	05	2002	9.503	6.492	11,900
MFS/Sun Life Capital Opportunities Series S Class	05	2001	10.000	9.503	12,830

MFS/Sun Life Capital Opportunities Series S Class	06	2005	8.998	8.952	14,523
MFS/Sun Life Capital Opportunities Series S Class	06	2004	8.144	8.998	18,836
MFS/Sun Life Capital Opportunities Series S Class	06	2003	6.478	8.144	27,931
MFS/Sun Life Capital Opportunities Series S Class	06	2002	9.498	6.478	38,383
MFS/Sun Life Capital Opportunities Series S Class	06	2001	10.000	9.498	26,988

MFS/Sun Life Core Equity Series	01	2005	9.794	10.316	0
MFS/Sun Life Core Equity Series	01	2004	8.643	9.794	0
MFS/Sun Life Core Equity Series	01	2003	6.838	8.643	6,054
MFS/Sun Life Core Equity Series	01	2002	8.802	6.838	8,592
MFS/Sun Life Core Equity Series	01	2001	9.994	8.802	1,152
MFS/Sun Life Core Equity Series	01	2000	10.000	9.994	0

MFS/Sun Life Core Equity Series	02	2005	9.728	10.232	0
MFS/Sun Life Core Equity Series	02	2004	8.599	9.728	4,390
MFS/Sun Life Core Equity Series	02	2003	6.813	8.599	4,776
MFS/Sun Life Core Equity Series	02	2002	8.783	6.813	42,174
MFS/Sun Life Core Equity Series	02	2001	9.988	8.783	77,342
MFS/Sun Life Core Equity Series	02	2000	10.000	9.988	57,880

MFS/Sun Life Core Equity Series	03	2005	9.685	10.176	153,451
MFS/Sun Life Core Equity Series	03	2004	8.569	9.685	145,514
MFS/Sun Life Core Equity Series	03	2003	6.797	8.569	173,195
MFS/Sun Life Core Equity Series	03	2002	8.770	6.797	181,259
MFS/Sun Life Core Equity Series	03	2001	9.984	8.770	199,518
MFS/Sun Life Core Equity Series	03	2000	10.000	9.984	72,193

MFS/Sun Life Core Equity Series	04	2005	9.620	10.092	75,499
MFS/Sun Life Core Equity Series	04	2004	8.525	9.620	83,677
MFS/Sun Life Core Equity Series	04	2003	6.772	8.525	94,743
MFS/Sun Life Core Equity Series	04	2002	8.752	6.772	73,596
MFS/Sun Life Core Equity Series	04	2001	9.978	8.752	86,429
MFS/Sun Life Core Equity Series	04	2000	10.000	9.978	68,556

MFS/Sun Life Core Equity Series	05	2005	9.577	10.037	103,965
MFS/Sun Life Core Equity Series	05	2004	8.495	9.577	121,228
MFS/Sun Life Core Equity Series	05	2003	6.755	8.495	121,392
MFS/Sun Life Core Equity Series	05	2002	8.739	6.755	131,680
MFS/Sun Life Core Equity Series	05	2001	9.974	8.739	152,712
MFS/Sun Life Core Equity Series	05	2000	10.000	9.974	40,063

MFS/Sun Life Core Equity Series	06	2005	9.513	9.954	140,202
MFS/Sun Life Core Equity Series	06	2004	8.451	9.513	160,749
MFS/Sun Life Core Equity Series	06	2003	6.730	8.451	171,737
MFS/Sun Life Core Equity Series	06	2002	8.720	6.730	189,851
MFS/Sun Life Core Equity Series	06	2001	9.967	8.720	227,451
MFS/Sun Life Core Equity Series	06	2000	10.000	9.967	7,486

MFS/Sun Life Core Equity Series S Class	01	2005	10.954	11.520	0
MFS/Sun Life Core Equity Series S Class	01	2004	9.696	10.954	0
MFS/Sun Life Core Equity Series S Class	01	2003	7.694	9.696	0
MFS/Sun Life Core Equity Series S Class	01	2002	9.930	7.694	0
MFS/Sun Life Core Equity Series S Class	01	2001	10.000	9.930	0

MFS/Sun Life Core Equity Series S Class	02	2005	10.899	11.445	0
MFS/Sun Life Core Equity Series S Class	02	2004	9.662	10.899	0
MFS/Sun Life Core Equity Series S Class	02	2003	7.678	9.662	0
MFS/Sun Life Core Equity Series S Class	02	2002	9.925	7.678	0
MFS/Sun Life Core Equity Series S Class	02	2001	10.000	9.925	0

MFS/Sun Life Core Equity Series S Class	03	2005	10.862	11.394	22,102
MFS/Sun Life Core Equity Series S Class	03	2004	9.639	10.862	30,314
MFS/Sun Life Core Equity Series S Class	03	2003	7.668	9.639	32,950
MFS/Sun Life Core Equity Series S Class	03	2002	9.921	7.668	29,395
MFS/Sun Life Core Equity Series S Class	03	2001	10.000	9.921	20,086

MFS/Sun Life Core Equity Series S Class	04	2005	10.806	11.319	9,413
MFS/Sun Life Core Equity Series S Class	04	2004	9.605	10.806	13,003
MFS/Sun Life Core Equity Series S Class	04	2003	7.652	9.605	18,169
MFS/Sun Life Core Equity Series S Class	04	2002	9.916	7.652	24,613
MFS/Sun Life Core Equity Series S Class	04	2001	10.000	9.916	9,749

MFS/Sun Life Core Equity Series S Class	05	2005	10.770	11.269	7,707
MFS/Sun Life Core Equity Series S Class	05	2004	9.582	10.770	8,086
MFS/Sun Life Core Equity Series S Class	05	2003	7.641	9.582	7,408
MFS/Sun Life Core Equity Series S Class	05	2002	9.913	7.641	7,181
MFS/Sun Life Core Equity Series S Class	05	2001	10.000	9.913	6,772

MFS/Sun Life Core Equity Series S Class	06	2005	10.715	11.195	53,643
MFS/Sun Life Core Equity Series S Class	06	2004	9.548	10.715	51,484
MFS/Sun Life Core Equity Series S Class	06	2003	7.626	9.548	48,686
MFS/Sun Life Core Equity Series S Class	06	2002	9.907	7.626	47,599
MFS/Sun Life Core Equity Series S Class	06	2001	10.000	9.907	26,098

MFS/Sun Life Emerging Growth Series	01	2005	4.755	5.130	22,116
MFS/Sun Life Emerging Growth Series	01	2004	4.248	4.755	23,106
MFS/Sun Life Emerging Growth Series	01	2003	3.268	4.248	79,942
MFS/Sun Life Emerging Growth Series	01	2002	5.022	3.268	88,813
MFS/Sun Life Emerging Growth Series	01	2001	7.767	5.022	90,770
MFS/Sun Life Emerging Growth Series	01	2000	10.000	7.767	71,231

MFS/Sun Life Emerging Growth Series	02	2005	4.722	5.087	42,632
MFS/Sun Life Emerging Growth Series	02	2004	4.225	4.722	2,895
MFS/Sun Life Emerging Growth Series	02	2003	3.256	4.225	3,149
MFS/Sun Life Emerging Growth Series	02	2002	5.011	3.256	51,590
MFS/Sun Life Emerging Growth Series	02	2001	7.761	5.011	72,749
MFS/Sun Life Emerging Growth Series	02	2000	10.000	7.761	110,511

MFS/Sun Life Emerging Growth Series	03	2005	4.701	5.059	514,581
MFS/Sun Life Emerging Growth Series	03	2004	4.210	4.701	723,459
MFS/Sun Life Emerging Growth Series	03	2003	3.247	4.210	871,505
MFS/Sun Life Emerging Growth Series	03	2002	5.004	3.247	1,003,966
MFS/Sun Life Emerging Growth Series	03	2001	7.758	5.004	1,268,030
MFS/Sun Life Emerging Growth Series	03	2000	10.000	7.758	998,232

MFS/Sun Life Emerging Growth Series	04	2005	4.669	5.017	388,870
MFS/Sun Life Emerging Growth Series	04	2004	4.188	4.669	486,195
MFS/Sun Life Emerging Growth Series	04	2003	3.235	4.188	552,435
MFS/Sun Life Emerging Growth Series	04	2002	4.993	3.235	613,117
MFS/Sun Life Emerging Growth Series	04	2001	7.753	4.993	804,510
MFS/Sun Life Emerging Growth Series	04	2000	10.000	7.753	633,716

MFS/Sun Life Emerging Growth Series	05	2005	4.648	4.989	823,239
MFS/Sun Life Emerging Growth Series	05	2004	4.174	4.648	801,094
MFS/Sun Life Emerging Growth Series	05	2003	3.227	4.174	934,581
MFS/Sun Life Emerging Growth Series	05	2002	4.985	3.227	1,014,015
MFS/Sun Life Emerging Growth Series	05	2001	7.749	4.985	1,345,649
MFS/Sun Life Emerging Growth Series	05	2000	10.000	7.749	974,229

MFS/Sun Life Emerging Growth Series	06	2005	4.617	4.948	152,109
MFS/Sun Life Emerging Growth Series	06	2004	4.152	4.617	174,615
MFS/Sun Life Emerging Growth Series	06	2003	3.215	4.152	207,682
MFS/Sun Life Emerging Growth Series	06	2002	4.974	3.215	232,978
MFS/Sun Life Emerging Growth Series	06	2001	7.744	4.974	396,657
MFS/Sun Life Emerging Growth Series	06	2000	10.000	7.744	251,053

MFS/Sun Life Emerging Growth Series S Class	01	2005	9.127	9.826	0
MFS/Sun Life Emerging Growth Series S Class	01	2004	8.174	9.127	0
MFS/Sun Life Emerging Growth Series S Class	01	2003	6.306	8.174	0
MFS/Sun Life Emerging Growth Series S Class	01	2002	9.717	6.306	11,936
MFS/Sun Life Emerging Growth Series S Class	01	2001	10.000	9.717	10,180

MFS/Sun Life Emerging Growth Series S Class	02	2005	9.081	9.761	0
MFS/Sun Life Emerging Growth Series S Class	02	2004	8.145	9.081	0
MFS/Sun Life Emerging Growth Series S Class	02	2003	6.293	8.145	0
MFS/Sun Life Emerging Growth Series S Class	02	2002	9.712	6.293	0
MFS/Sun Life Emerging Growth Series S Class	02	2001	10.000	9.712	0

MFS/Sun Life Emerging Growth Series S Class	03	2005	9.050	9.718	65,404
MFS/Sun Life Emerging Growth Series S Class	03	2004	8.126	9.050	70,608
MFS/Sun Life Emerging Growth Series S Class	03	2003	6.284	8.126	89,968
MFS/Sun Life Emerging Growth Series S Class	03	2002	9.709	6.284	87,080
MFS/Sun Life Emerging Growth Series S Class	03	2001	10.000	9.709	23,611

MFS/Sun Life Emerging Growth Series S Class	04	2005	9.004	9.654	9,203
MFS/Sun Life Emerging Growth Series S Class	04	2004	8.097	9.004	9,690
MFS/Sun Life Emerging Growth Series S Class	04	2003	6.271	8.097	18,154
MFS/Sun Life Emerging Growth Series S Class	04	2002	9.704	6.271	18,806
MFS/Sun Life Emerging Growth Series S Class	04	2001	10.000	9.704	14,378

MFS/Sun Life Emerging Growth Series S Class	05	2005	8.974	9.611	9,012
MFS/Sun Life Emerging Growth Series S Class	05	2004	8.077	8.974	10,179
MFS/Sun Life Emerging Growth Series S Class	05	2003	6.263	8.077	12,546
MFS/Sun Life Emerging Growth Series S Class	05	2002	9.700	6.263	15,417
MFS/Sun Life Emerging Growth Series S Class	05	2001	10.000	9.700	10,360

MFS/Sun Life Emerging Growth Series S Class	06	2005	8.928	9.548	21,769
MFS/Sun Life Emerging Growth Series S Class	06	2004	8.049	8.928	23,753
MFS/Sun Life Emerging Growth Series S Class	06	2003	6.250	8.049	32,628
MFS/Sun Life Emerging Growth Series S Class	06	2002	9.695	6.250	42,293
MFS/Sun Life Emerging Growth Series S Class	06	2001	10.000	9.695	23,387

MFS/Sun Life Emerging Markets Equity Series	01	2005	14.993	20.270	0
MFS/Sun Life Emerging Markets Equity Series	01	2004	11.926	14.993	0
MFS/Sun Life Emerging Markets Equity Series	01	2003	7.906	11.926	0
MFS/Sun Life Emerging Markets Equity Series	01	2002	8.156	7.906	0
MFS/Sun Life Emerging Markets Equity Series	01	2001	8.338	8.156	0
MFS/Sun Life Emerging Markets Equity Series	01	2000	10.000	8.338	14,188

MFS/Sun Life Emerging Markets Equity Series	02	2005	14.894	20.105	5,036
MFS/Sun Life Emerging Markets Equity Series	02	2004	11.865	14.894	8,782
MFS/Sun Life Emerging Markets Equity Series	02	2003	7.878	11.865	8,782
MFS/Sun Life Emerging Markets Equity Series	02	2002	8.139	7.878	0
MFS/Sun Life Emerging Markets Equity Series	02	2001	8.333	8.139	0
MFS/Sun Life Emerging Markets Equity Series	02	2000	10.000	8.333	0

MFS/Sun Life Emerging Markets Equity Series	03	2005	14.828	19.996	33,216
MFS/Sun Life Emerging Markets Equity Series	03	2004	11.825	14.828	38,079
MFS/Sun Life Emerging Markets Equity Series	03	2003	7.859	11.825	44,715
MFS/Sun Life Emerging Markets Equity Series	03	2002	8.128	7.859	45,134
MFS/Sun Life Emerging Markets Equity Series	03	2001	8.330	8.128	76,249
MFS/Sun Life Emerging Markets Equity Series	03	2000	10.000	8.330	68,158

MFS/Sun Life Emerging Markets Equity Series	04	2005	14.729	19.833	20,222
MFS/Sun Life Emerging Markets Equity Series	04	2004	11.764	14.729	22,252
MFS/Sun Life Emerging Markets Equity Series	04	2003	7.830	11.764	19,217
MFS/Sun Life Emerging Markets Equity Series	04	2002	8.111	7.830	16,657
MFS/Sun Life Emerging Markets Equity Series	04	2001	8.325	8.111	29,054
MFS/Sun Life Emerging Markets Equity Series	04	2000	10.000	8.325	31,548

MFS/Sun Life Emerging Markets Equity Series	05	2005	14.664	19.725	29,905
MFS/Sun Life Emerging Markets Equity Series	05	2004	11.724	14.664	35,051
MFS/Sun Life Emerging Markets Equity Series	05	2003	7.811	11.724	48,366
MFS/Sun Life Emerging Markets Equity Series	05	2002	8.099	7.811	49,242
MFS/Sun Life Emerging Markets Equity Series	05	2001	8.322	8.099	59,871
MFS/Sun Life Emerging Markets Equity Series	05	2000	10.000	8.322	42,569

MFS/Sun Life Emerging Markets Equity Series	06	2005	14.566	19.564	10,759
MFS/Sun Life Emerging Markets Equity Series	06	2004	11.664	14.566	9,070
MFS/Sun Life Emerging Markets Equity Series	06	2003	7.783	11.664	10,348
MFS/Sun Life Emerging Markets Equity Series	06	2002	8.082	7.783	6,702
MFS/Sun Life Emerging Markets Equity Series	06	2001	8.317	8.082	9,070
MFS/Sun Life Emerging Markets Equity Series	06	2000	10.000	8.317	5,839

MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	18.845	25.418	0
MFS/Sun Life Emerging Markets Equity Series S Class	01	2004	15.025	18.845	0
MFS/Sun Life Emerging Markets Equity Series S Class	01	2003	9.992	15.025	0
MFS/Sun Life Emerging Markets Equity Series S Class	01	2002	10.327	9.992	0
MFS/Sun Life Emerging Markets Equity Series S Class	01	2001	10.000	10.327	0

MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	18.749	25.251	0
MFS/Sun Life Emerging Markets Equity Series S Class	02	2004	14.972	18.749	0
MFS/Sun Life Emerging Markets Equity Series S Class	02	2003	9.971	14.972	0
MFS/Sun Life Emerging Markets Equity Series S Class	02	2002	10.321	9.971	0
MFS/Sun Life Emerging Markets Equity Series S Class	02	2001	10.000	10.321	0

MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	18.686	25.140	7,339
MFS/Sun Life Emerging Markets Equity Series S Class	03	2004	14.936	18.686	10,193
MFS/Sun Life Emerging Markets Equity Series S Class	03	2003	9.958	14.936	15,868
MFS/Sun Life Emerging Markets Equity Series S Class	03	2002	10.318	9.958	19,829
MFS/Sun Life Emerging Markets Equity Series S Class	03	2001	10.000	10.318	127

MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	18.591	24.974	388
MFS/Sun Life Emerging Markets Equity Series S Class	04	2004	14.883	18.591	751
MFS/Sun Life Emerging Markets Equity Series S Class	04	2003	9.937	14.883	1,419
MFS/Sun Life Emerging Markets Equity Series S Class	04	2002	10.312	9.937	1,971
MFS/Sun Life Emerging Markets Equity Series S Class	04	2001	10.000	10.312	1,427

MFS/Sun Life Emerging Markets Equity Series S Class	05	2005	18.528	24.865	2,955
MFS/Sun Life Emerging Markets Equity Series S Class	05	2004	14.848	18.528	2,289
MFS/Sun Life Emerging Markets Equity Series S Class	05	2003	9.924	14.848	1,994
MFS/Sun Life Emerging Markets Equity Series S Class	05	2002	10.309	9.924	1,530
MFS/Sun Life Emerging Markets Equity Series S Class	05	2001	10.000	10.309	365

MFS/Sun Life Emerging Markets Equity Series S Class	06	2005	18.433	24.700	2,869
MFS/Sun Life Emerging Markets Equity Series S Class	06	2004	14.795	18.433	3,333
MFS/Sun Life Emerging Markets Equity Series S Class	06	2003	9.903	14.795	5,188
MFS/Sun Life Emerging Markets Equity Series S Class	06	2002	10.303	9.903	4,637
MFS/Sun Life Emerging Markets Equity Series S Class	06	2001	10.000	10.303	2,486

MFS/Sun Life Global Governments Series	01	2005	14.836	13.609	0
MFS/Sun Life Global Governments Series	01	2004	13.638	14.836	0
MFS/Sun Life Global Governments Series	01	2003	11.935	13.638	0
MFS/Sun Life Global Governments Series	01	2002	10.010	11.935	0
MFS/Sun Life Global Governments Series	01	2001	10.348	10.010	0
MFS/Sun Life Global Governments Series	01	2000	10.000	10.348	0

MFS/Sun Life Global Governments Series	02	2005	14.737	13.498	0
MFS/Sun Life Global Governments Series	02	2004	13.567	14.737	5,553
MFS/Sun Life Global Governments Series	02	2003	11.891	13.567	5,553
MFS/Sun Life Global Governments Series	02	2002	9.988	11.891	0
MFS/Sun Life Global Governments Series	02	2001	10.342	9.988	0
MFS/Sun Life Global Governments Series	02	2000	10.000	10.342	0

MFS/Sun Life Global Governments Series	03	2005	14.672	13.424	25,232
MFS/Sun Life Global Governments Series	03	2004	13.520	14.672	26,978
MFS/Sun Life Global Governments Series	03	2003	11.862	13.520	25,050
MFS/Sun Life Global Governments Series	03	2002	9.974	11.862	21,294
MFS/Sun Life Global Governments Series	03	2001	10.338	9.974	44,620
MFS/Sun Life Global Governments Series	03	2000	10.000	10.338	38,750

MFS/Sun Life Global Governments Series	04	2005	14.573	13.314	23,350
MFS/Sun Life Global Governments Series	04	2004	13.451	14.573	20,635
MFS/Sun Life Global Governments Series	04	2003	11.819	13.451	27,972
MFS/Sun Life Global Governments Series	04	2002	9.953	11.819	27,804
MFS/Sun Life Global Governments Series	04	2001	10.331	9.953	13,664
MFS/Sun Life Global Governments Series	04	2000	10.000	10.331	12,309

MFS/Sun Life Global Governments Series	05	2005	14.508	13.242	19,991
MFS/Sun Life Global Governments Series	05	2004	13.404	14.508	26,845
MFS/Sun Life Global Governments Series	05	2003	11.790	13.404	33,935
MFS/Sun Life Global Governments Series	05	2002	9.938	11.790	24,222
MFS/Sun Life Global Governments Series	05	2001	10.327	9.938	25,124
MFS/Sun Life Global Governments Series	05	2000	10.000	10.327	10,061

MFS/Sun Life Global Governments Series	06	2005	14.411	13.133	2,086
MFS/Sun Life Global Governments Series	06	2004	13.335	14.411	671
MFS/Sun Life Global Governments Series	06	2003	11.747	13.335	3,391
MFS/Sun Life Global Governments Series	06	2002	9.917	11.747	6,426
MFS/Sun Life Global Governments Series	06	2001	10.321	9.917	5,220
MFS/Sun Life Global Governments Series	06	2000	10.000	10.321	490

MFS/Sun Life Global Governments Series S Class	01	2005	14.297	13.074	0
MFS/Sun Life Global Governments Series S Class	01	2004	13.173	14.297	0
MFS/Sun Life Global Governments Series S Class	01	2003	11.558	13.173	0
MFS/Sun Life Global Governments Series S Class	01	2002	9.720	11.558	0
MFS/Sun Life Global Governments Series S Class	01	2001	10.000	9.720	0

MFS/Sun Life Global Governments Series S Class	02	2005	14.225	12.988	0
MFS/Sun Life Global Governments Series S Class	02	2004	13.126	14.225	0
MFS/Sun Life Global Governments Series S Class	02	2003	11.534	13.126	0
MFS/Sun Life Global Governments Series S Class	02	2002	9.715	11.534	0
MFS/Sun Life Global Governments Series S Class	02	2001	10.000	9.715	0

MFS/Sun Life Global Governments Series S Class	03	2005	14.176	12.931	7,722
MFS/Sun Life Global Governments Series S Class	03	2004	13.095	14.176	8,211
MFS/Sun Life Global Governments Series S Class	03	2003	11.518	13.095	26,799
MFS/Sun Life Global Governments Series S Class	03	2002	9.712	11.518	20,834
MFS/Sun Life Global Governments Series S Class	03	2001	10.000	9.712	1,178

MFS/Sun Life Global Governments Series S Class	04	2005	14.104	12.846	187
MFS/Sun Life Global Governments Series S Class	04	2004	13.048	14.104	667
MFS/Sun Life Global Governments Series S Class	04	2003	11.495	13.048	2,331
MFS/Sun Life Global Governments Series S Class	04	2002	9.706	11.495	2,529
MFS/Sun Life Global Governments Series S Class	04	2001	10.000	9.706	934

MFS/Sun Life Global Governments Series S Class	05	2005	14.057	12.789	182
MFS/Sun Life Global Governments Series S Class	05	2004	13.017	14.057	183
MFS/Sun Life Global Governments Series S Class	05	2003	11.479	13.017	1,382
MFS/Sun Life Global Governments Series S Class	05	2002	9.703	11.479	1,071
MFS/Sun Life Global Governments Series S Class	05	2001	10.000	9.703	0

MFS/Sun Life Global Governments Series S Class	06	2005	13.985	12.705	5,730
MFS/Sun Life Global Governments Series S Class	06	2004	12.971	13.985	5,706
MFS/Sun Life Global Governments Series S Class	06	2003	11.456	12.971	4,646
MFS/Sun Life Global Governments Series S Class	06	2002	9.698	11.456	3,981
MFS/Sun Life Global Governments Series S Class	06	2001	10.000	9.698	1,364

MFS/Sun Life Global Growth Series	01	2005	8.144	8.859	0
MFS/Sun Life Global Growth Series	01	2004	7.127	8.144	0
MFS/Sun Life Global Growth Series	01	2003	5.323	7.127	4,321
MFS/Sun Life Global Growth Series	01	2002	6.678	5.323	6,447
MFS/Sun Life Global Growth Series	01	2001	8.413	6.678	0
MFS/Sun Life Global Growth Series	01	2000	10.000	8.413	0

MFS/Sun Life Global Growth Series	02	2005	8.089	8.786	0
MFS/Sun Life Global Growth Series	02	2004	7.089	8.089	0
MFS/Sun Life Global Growth Series	02	2003	5.303	7.089	0
MFS/Sun Life Global Growth Series	02	2002	6.664	5.303	0
MFS/Sun Life Global Growth Series	02	2001	8.407	6.664	61,166
MFS/Sun Life Global Growth Series	02	2000	10.000	8.407	61,167

MFS/Sun Life Global Growth Series	03	2005	8.053	8.737	97,008
MFS/Sun Life Global Growth Series	03	2004	7.065	8.053	120,634
MFS/Sun Life Global Growth Series	03	2003	5.290	7.065	136,294
MFS/Sun Life Global Growth Series	03	2002	6.654	5.290	177,044
MFS/Sun Life Global Growth Series	03	2001	8.404	6.654	216,655
MFS/Sun Life Global Growth Series	03	2000	10.000	8.404	165,543

MFS/Sun Life Global Growth Series	04	2005	7.998	8.665	131,682
MFS/Sun Life Global Growth Series	04	2004	7.027	7.998	186,837
MFS/Sun Life Global Growth Series	04	2003	5.270	7.027	226,275
MFS/Sun Life Global Growth Series	04	2002	6.639	5.270	259,221
MFS/Sun Life Global Growth Series	04	2001	8.398	6.639	305,732
MFS/Sun Life Global Growth Series	04	2000	10.000	8.398	248,860

MFS/Sun Life Global Growth Series	05	2005	7.962	8.617	109,588
MFS/Sun Life Global Growth Series	05	2004	7.003	7.962	122,186
MFS/Sun Life Global Growth Series	05	2003	5.257	7.003	158,286
MFS/Sun Life Global Growth Series	05	2002	6.629	5.257	210,661
MFS/Sun Life Global Growth Series	05	2001	8.394	6.629	292,664
MFS/Sun Life Global Growth Series	05	2000	10.000	8.394	244,064

MFS/Sun Life Global Growth Series	06	2005	7.908	8.545	32,893
MFS/Sun Life Global Growth Series	06	2004	6.966	7.908	35,091
MFS/Sun Life Global Growth Series	06	2003	5.237	6.966	40,989
MFS/Sun Life Global Growth Series	06	2002	6.615	5.237	45,150
MFS/Sun Life Global Growth Series	06	2001	8.388	6.615	67,533
MFS/Sun Life Global Growth Series	06	2000	10.000	8.388	30,327

MFS/Sun Life Global Growth Series S Class	01	2005	11.716	12.709	0
MFS/Sun Life Global Growth Series S Class	01	2004	10.270	11.716	0
MFS/Sun Life Global Growth Series S Class	01	2003	7.689	10.270	0
MFS/Sun Life Global Growth Series S Class	01	2002	9.682	7.689	0
MFS/Sun Life Global Growth Series S Class	01	2001	10.000	9.682	0

MFS/Sun Life Global Growth Series S Class	02	2005	11.657	12.626	0
MFS/Sun Life Global Growth Series S Class	02	2004	10.234	11.657	0
MFS/Sun Life Global Growth Series S Class	02	2003	7.673	10.234	0
MFS/Sun Life Global Growth Series S Class	02	2002	9.677	7.673	0
MFS/Sun Life Global Growth Series S Class	02	2001	10.000	9.677	0

MFS/Sun Life Global Growth Series S Class	03	2005	11.617	12.570	8,743
MFS/Sun Life Global Growth Series S Class	03	2004	10.209	11.617	11,788
MFS/Sun Life Global Growth Series S Class	03	2003	7.662	10.209	12,326
MFS/Sun Life Global Growth Series S Class	03	2002	9.674	7.662	13,251
MFS/Sun Life Global Growth Series S Class	03	2001	10.000	9.674	5,998

MFS/Sun Life Global Growth Series S Class	04	2005	11.558	12.487	5,768
MFS/Sun Life Global Growth Series S Class	04	2004	10.173	11.558	7,439
MFS/Sun Life Global Growth Series S Class	04	2003	7.647	10.173	19,671
MFS/Sun Life Global Growth Series S Class	04	2002	9.669	7.647	19,800
MFS/Sun Life Global Growth Series S Class	04	2001	10.000	9.669	14,719

MFS/Sun Life Global Growth Series S Class	05	2005	11.519	12.432	6,861
MFS/Sun Life Global Growth Series S Class	05	2004	10.149	11.519	7,540
MFS/Sun Life Global Growth Series S Class	05	2003	7.636	10.149	7,883
MFS/Sun Life Global Growth Series S Class	05	2002	9.665	7.636	7,990
MFS/Sun Life Global Growth Series S Class	05	2001	10.000	9.665	9,092

MFS/Sun Life Global Growth Series S Class	06	2005	11.460	12.350	15,621
MFS/Sun Life Global Growth Series S Class	06	2004	10.112	11.460	17,157
MFS/Sun Life Global Growth Series S Class	06	2003	7.621	10.112	20,518
MFS/Sun Life Global Growth Series S Class	06	2002	9.660	7.621	25,107
MFS/Sun Life Global Growth Series S Class	06	2001	10.000	9.660	30,705

MFS/Sun Life Global Total Return Series	01	2005	12.954	13.287	10,010
MFS/Sun Life Global Total Return Series	01	2004	11.190	12.954	10,010
MFS/Sun Life Global Total Return Series	01	2003	9.205	11.190	8,588
MFS/Sun Life Global Total Return Series	01	2002	9.256	9.205	8,508
MFS/Sun Life Global Total Return Series	01	2001	9.982	9.256	9,558
MFS/Sun Life Global Total Return Series	01	2000	10.000	9.982	9,849

MFS/Sun Life Global Total Return Series	02	2005	12.867	13.178	0
MFS/Sun Life Global Total Return Series	02	2004	11.131	12.867	7,491
MFS/Sun Life Global Total Return Series	02	2003	9.171	11.131	7,491
MFS/Sun Life Global Total Return Series	02	2002	9.236	9.171	0
MFS/Sun Life Global Total Return Series	02	2001	9.976	9.236	0
MFS/Sun Life Global Total Return Series	02	2000	10.000	9.976	0

MFS/Sun Life Global Total Return Series	03	2005	12.809	13.105	98,005
MFS/Sun Life Global Total Return Series	03	2004	11.093	12.809	120,230
MFS/Sun Life Global Total Return Series	03	2003	9.148	11.093	103,899
MFS/Sun Life Global Total Return Series	03	2002	9.223	9.148	39,492
MFS/Sun Life Global Total Return Series	03	2001	9.971	9.223	72,295
MFS/Sun Life Global Total Return Series	03	2000	10.000	9.971	13,660

MFS/Sun Life Global Total Return Series	04	2005	12.722	12.997	50,213
MFS/Sun Life Global Total Return Series	04	2004	11.035	12.722	42,752
MFS/Sun Life Global Total Return Series	04	2003	9.114	11.035	51,277
MFS/Sun Life Global Total Return Series	04	2002	9.202	9.114	32,952
MFS/Sun Life Global Total Return Series	04	2001	9.965	9.202	51,644
MFS/Sun Life Global Total Return Series	04	2000	10.000	9.965	19,009

MFS/Sun Life Global Total Return Series	05	2005	12.665	12.926	82,791
MFS/Sun Life Global Total Return Series	05	2004	10.996	12.665	94,297
MFS/Sun Life Global Total Return Series	05	2003	9.092	10.996	100,759
MFS/Sun Life Global Total Return Series	05	2002	9.189	9.092	78,702
MFS/Sun Life Global Total Return Series	05	2001	9.960	9.189	58,219
MFS/Sun Life Global Total Return Series	05	2000	10.000	9.960	29,500

MFS/Sun Life Global Total Return Series	06	2005	12.580	12.819	30,953
MFS/Sun Life Global Total Return Series	06	2004	10.938	12.580	26,868
MFS/Sun Life Global Total Return Series	06	2003	9.058	10.938	29,593
MFS/Sun Life Global Total Return Series	06	2002	9.169	9.058	24,505
MFS/Sun Life Global Total Return Series	06	2001	9.954	9.169	10,744
MFS/Sun Life Global Total Return Series	06	2000	10.000	9.954	6,961

MFS/Sun Life Global Total Return Series S Class	01	2005	13.544	13.862	0
MFS/Sun Life Global Total Return Series S Class	01	2004	11.723	13.544	0
MFS/Sun Life Global Total Return Series S Class	01	2003	9.679	11.723	0
MFS/Sun Life Global Total Return Series S Class	01	2002	9.752	9.679	0
MFS/Sun Life Global Total Return Series S Class	01	2001	10.000	9.752	0

MFS/Sun Life Global Total Return Series S Class	02	2005	13.475	13.771	0
MFS/Sun Life Global Total Return Series S Class	02	2004	11.682	13.475	0
MFS/Sun Life Global Total Return Series S Class	02	2003	9.659	11.682	0
MFS/Sun Life Global Total Return Series S Class	02	2002	9.747	9.659	0
MFS/Sun Life Global Total Return Series S Class	02	2001	10.000	9.747	0

MFS/Sun Life Global Total Return Series S Class	03	2005	13.429	13.711	33,491
MFS/Sun Life Global Total Return Series S Class	03	2004	11.654	13.429	40,250
MFS/Sun Life Global Total Return Series S Class	03	2003	9.646	11.654	45,077
MFS/Sun Life Global Total Return Series S Class	03	2002	9.743	9.646	37,356
MFS/Sun Life Global Total Return Series S Class	03	2001	10.000	9.743	7,880

MFS/Sun Life Global Total Return Series S Class	04	2005	13.361	13.620	8,855
MFS/Sun Life Global Total Return Series S Class	04	2004	11.612	13.361	10,126
MFS/Sun Life Global Total Return Series S Class	04	2003	9.626	11.612	10,546
MFS/Sun Life Global Total Return Series S Class	04	2002	9.738	9.626	3,124
MFS/Sun Life Global Total Return Series S Class	04	2001	10.000	9.738	868

MFS/Sun Life Global Total Return Series S Class	05	2005	13.316	13.560	15,317
MFS/Sun Life Global Total Return Series S Class	05	2004	11.585	13.316	13,829
MFS/Sun Life Global Total Return Series S Class	05	2003	9.613	11.585	13,232
MFS/Sun Life Global Total Return Series S Class	05	2002	9.735	9.613	9,474
MFS/Sun Life Global Total Return Series S Class	05	2001	10.000	9.735	6,026

MFS/Sun Life Global Total Return Series S Class	06	2005	13.248	13.471	29,176
MFS/Sun Life Global Total Return Series S Class	06	2004	11.543	13.248	33,952
MFS/Sun Life Global Total Return Series S Class	06	2003	9.593	11.543	35,845
MFS/Sun Life Global Total Return Series S Class	06	2002	9.730	9.593	17,514
MFS/Sun Life Global Total Return Series S Class	06	2001	10.000	9.730	5,157

MFS/Sun Life Government Securities Series	01	2005	12.580	12.722	20,711
MFS/Sun Life Government Securities Series	01	2004	12.265	12.580	19,269
MFS/Sun Life Government Securities Series	01	2003	12.147	12.265	19,085
MFS/Sun Life Government Securities Series	01	2002	11.191	12.147	2,517,097
MFS/Sun Life Government Securities Series	01	2001	10.537	11.191	1,609,964
MFS/Sun Life Government Securities Series	01	2000	10.000	10.537	0

MFS/Sun Life Government Securities Series	02	2005	12.496	12.618	0
MFS/Sun Life Government Securities Series	02	2004	12.202	12.496	0
MFS/Sun Life Government Securities Series	02	2003	12.103	12.202	0
MFS/Sun Life Government Securities Series	02	2002	11.168	12.103	86,439
MFS/Sun Life Government Securities Series	02	2001	10.531	11.168	36,948
MFS/Sun Life Government Securities Series	02	2000	10.000	10.531	0

MFS/Sun Life Government Securities Series	03	2005	12.441	12.550	370,565
MFS/Sun Life Government Securities Series	03	2004	12.161	12.441	435,617
MFS/Sun Life Government Securities Series	03	2003	12.074	12.161	566,278
MFS/Sun Life Government Securities Series	03	2002	11.152	12.074	869,438
MFS/Sun Life Government Securities Series	03	2001	10.527	11.152	950,939
MFS/Sun Life Government Securities Series	03	2000	10.000	10.527	276,644

MFS/Sun Life Government Securities Series	04	2005	12.358	12.447	190,843
MFS/Sun Life Government Securities Series	04	2004	12.098	12.358	202,711
MFS/Sun Life Government Securities Series	04	2003	12.030	12.098	382,213
MFS/Sun Life Government Securities Series	04	2002	11.128	12.030	638,546
MFS/Sun Life Government Securities Series	04	2001	10.521	11.128	559,549
MFS/Sun Life Government Securities Series	04	2000	10.000	10.521	172,554

MFS/Sun Life Government Securities Series	05	2005	12.303	12.379	232,766
MFS/Sun Life Government Securities Series	05	2004	12.056	12.303	279,449
MFS/Sun Life Government Securities Series	05	2003	12.001	12.056	429,522
MFS/Sun Life Government Securities Series	05	2002	11.113	12.001	597,801
MFS/Sun Life Government Securities Series	05	2001	10.516	11.113	452,810
MFS/Sun Life Government Securities Series	05	2000	10.000	10.516	112,889

MFS/Sun Life Government Securities Series	06	2005	12.220	12.278	105,421
MFS/Sun Life Government Securities Series	06	2004	11.994	12.220	107,660
MFS/Sun Life Government Securities Series	06	2003	11.957	11.994	130,906
MFS/Sun Life Government Securities Series	06	2002	11.089	11.957	151,655
MFS/Sun Life Government Securities Series	06	2001	10.510	11.089	138,302
MFS/Sun Life Government Securities Series	06	2000	10.000	10.510	31,047

MFS/Sun Life Government Securities Series S Class	01	2005	11.296	11.390	0
MFS/Sun Life Government Securities Series S Class	01	2004	11.036	11.296	0
MFS/Sun Life Government Securities Series S Class	01	2003	10.959	11.036	0
MFS/Sun Life Government Securities Series S Class	01	2002	10.124	10.959	0
MFS/Sun Life Government Securities Series S Class	01	2001	10.000	10.124	157,011

MFS/Sun Life Government Securities Series S Class	02	2005	11.239	11.316	0
MFS/Sun Life Government Securities Series S Class	02	2004	10.997	11.239	0
MFS/Sun Life Government Securities Series S Class	02	2003	10.937	10.997	0
MFS/Sun Life Government Securities Series S Class	02	2002	10.118	10.937	0
MFS/Sun Life Government Securities Series S Class	02	2001	10.000	10.118	0

MFS/Sun Life Government Securities Series S Class	03	2005	11.201	11.266	203,774
MFS/Sun Life Government Securities Series S Class	03	2004	10.971	11.201	232,353
MFS/Sun Life Government Securities Series S Class	03	2003	10.922	10.971	276,770
MFS/Sun Life Government Securities Series S Class	03	2002	10.115	10.922	414,616
MFS/Sun Life Government Securities Series S Class	03	2001	10.000	10.115	181,444

MFS/Sun Life Government Securities Series S Class	04	2005	11.144	11.192	31,416
MFS/Sun Life Government Securities Series S Class	04	2004	10.931	11.144	42,792
MFS/Sun Life Government Securities Series S Class	04	2003	10.900	10.931	76,055
MFS/Sun Life Government Securities Series S Class	04	2002	10.110	10.900	167,697
MFS/Sun Life Government Securities Series S Class	04	2001	10.000	10.110	99,833

MFS/Sun Life Government Securities Series S Class	05	2005	11.106	11.142	50,372
MFS/Sun Life Government Securities Series S Class	05	2004	10.905	11.106	66,215
MFS/Sun Life Government Securities Series S Class	05	2003	10.885	10.905	82,604
MFS/Sun Life Government Securities Series S Class	05	2002	10.106	10.885	85,092
MFS/Sun Life Government Securities Series S Class	05	2001	10.000	10.106	54,140

MFS/Sun Life Government Securities Series S Class	06	2005	11.049	11.069	86,302
MFS/Sun Life Government Securities Series S Class	06	2004	10.866	11.049	107,712
MFS/Sun Life Government Securities Series S Class	06	2003	10.863	10.866	148,973
MFS/Sun Life Government Securities Series S Class	06	2002	10.101	10.863	217,779
MFS/Sun Life Government Securities Series S Class	06	2001	10.000	10.101	120,933

MFS/Sun Life High Yield Series	01	2005	12.207	12.332	14,239
MFS/Sun Life High Yield Series	01	2004	11.274	12.207	204,664
MFS/Sun Life High Yield Series	01	2003	9.391	11.274	243,422
MFS/Sun Life High Yield Series	01	2002	9.251	9.391	236,453
MFS/Sun Life High Yield Series	01	2001	9.198	9.251	243,996
MFS/Sun Life High Yield Series	01	2000	10.000	9.198	16,006

MFS/Sun Life High Yield Series	02	2005	12.125	12.230	7,906
MFS/Sun Life High Yield Series	02	2004	11.215	12.125	12,393
MFS/Sun Life High Yield Series	02	2003	9.356	11.215	16,342
MFS/Sun Life High Yield Series	02	2002	9.230	9.356	18,521
MFS/Sun Life High Yield Series	02	2001	9.191	9.230	56,265
MFS/Sun Life High Yield Series	02	2000	10.000	9.191	56,265

MFS/Sun Life High Yield Series	03	2005	12.070	12.163	231,300
MFS/Sun Life High Yield Series	03	2004	11.175	12.070	355,390
MFS/Sun Life High Yield Series	03	2003	9.333	11.175	398,713
MFS/Sun Life High Yield Series	03	2002	9.217	9.333	511,343
MFS/Sun Life High Yield Series	03	2001	9.187	9.217	710,091
MFS/Sun Life High Yield Series	03	2000	10.000	9.187	220,014

MFS/Sun Life High Yield Series	04	2005	11.989	12.062	187,460
MFS/Sun Life High Yield Series	04	2004	11.117	11.989	227,330
MFS/Sun Life High Yield Series	04	2003	9.298	11.117	243,317
MFS/Sun Life High Yield Series	04	2002	9.196	9.298	211,980
MFS/Sun Life High Yield Series	04	2001	9.181	9.196	244,717
MFS/Sun Life High Yield Series	04	2000	10.000	9.181	128,702

MFS/Sun Life High Yield Series	05	2005	11.935	11.996	114,773
MFS/Sun Life High Yield Series	05	2004	11.078	11.935	158,236
MFS/Sun Life High Yield Series	05	2003	9.275	11.078	279,464
MFS/Sun Life High Yield Series	05	2002	9.183	9.275	208,673
MFS/Sun Life High Yield Series	05	2001	9.177	9.183	199,234
MFS/Sun Life High Yield Series	05	2000	10.000	9.177	66,044

MFS/Sun Life High Yield Series	06	2005	11.854	11.896	44,298
MFS/Sun Life High Yield Series	06	2004	11.020	11.854	55,364
MFS/Sun Life High Yield Series	06	2003	9.240	11.020	67,371
MFS/Sun Life High Yield Series	06	2002	9.162	9.240	69,085
MFS/Sun Life High Yield Series	06	2001	9.170	9.162	76,435
MFS/Sun Life High Yield Series	06	2000	10.000	9.170	21,175

MFS/Sun Life High Yield Series S Class	01	2005	12.957	13.056	0
MFS/Sun Life High Yield Series S Class	01	2004	11.985	12.957	91,701
MFS/Sun Life High Yield Series S Class	01	2003	10.003	11.985	93,276
MFS/Sun Life High Yield Series S Class	01	2002	9.891	10.003	128,598
MFS/Sun Life High Yield Series S Class	01	2001	10.000	9.891	19,389

MFS/Sun Life High Yield Series S Class	02	2005	12.892	12.971	0
MFS/Sun Life High Yield Series S Class	02	2004	11.943	12.892	0
MFS/Sun Life High Yield Series S Class	02	2003	9.983	11.943	0
MFS/Sun Life High Yield Series S Class	02	2002	9.886	9.983	0
MFS/Sun Life High Yield Series S Class	02	2001	10.000	9.886	0

MFS/Sun Life High Yield Series S Class	03	2005	12.848	12.914	163,720
MFS/Sun Life High Yield Series S Class	03	2004	11.914	12.848	233,393
MFS/Sun Life High Yield Series S Class	03	2003	9.969	11.914	439,518
MFS/Sun Life High Yield Series S Class	03	2002	9.882	9.969	414,519
MFS/Sun Life High Yield Series S Class	03	2001	10.000	9.882	179,693

MFS/Sun Life High Yield Series S Class	04	2005	12.783	12.828	23,405
MFS/Sun Life High Yield Series S Class	04	2004	11.872	12.783	30,089
MFS/Sun Life High Yield Series S Class	04	2003	9.949	11.872	89,184
MFS/Sun Life High Yield Series S Class	04	2002	9.877	9.949	77,679
MFS/Sun Life High Yield Series S Class	04	2001	10.000	9.877	21,588

MFS/Sun Life High Yield Series S Class	05	2005	12.739	12.772	16,615
MFS/Sun Life High Yield Series S Class	05	2004	11.844	12.739	33,825
MFS/Sun Life High Yield Series S Class	05	2003	9.935	11.844	47,062
MFS/Sun Life High Yield Series S Class	05	2002	9.873	9.935	40,031
MFS/Sun Life High Yield Series S Class	05	2001	10.000	9.873	35,705

MFS/Sun Life High Yield Series S Class	06	2005	12.674	12.688	58,017
MFS/Sun Life High Yield Series S Class	06	2004	11.801	12.674	67,337
MFS/Sun Life High Yield Series S Class	06	2003	9.915	11.801	86,677
MFS/Sun Life High Yield Series S Class	06	2002	9.868	9.915	78,955
MFS/Sun Life High Yield Series S Class	06	2001	10.000	9.868	20,647

MFS/Sun Life International Growth Series	01	2005	10.659	12.108	9,377
MFS/Sun Life International Growth Series	01	2004	9.066	10.659	10,284
MFS/Sun Life International Growth Series	01	2003	6.614	9.066	21,939
MFS/Sun Life International Growth Series	01	2002	7.594	6.614	11,940
MFS/Sun Life International Growth Series	01	2001	9.134	7.594	11,792
MFS/Sun Life International Growth Series	01	2000	10.000	9.134	10,749

MFS/Sun Life International Growth Series	02	2005	10.588	12.009	18,349
MFS/Sun Life International Growth Series	02	2004	9.019	10.588	0
MFS/Sun Life International Growth Series	02	2003	6.590	9.019	0
MFS/Sun Life International Growth Series	02	2002	7.577	6.590	7,186
MFS/Sun Life International Growth Series	02	2001	9.128	7.577	7,186
MFS/Sun Life International Growth Series	02	2000	10.000	9.128	0

MFS/Sun Life International Growth Series	03	2005	10.540	11.943	177,702
MFS/Sun Life International Growth Series	03	2004	8.988	10.540	202,647
MFS/Sun Life International Growth Series	03	2003	6.574	8.988	240,723
MFS/Sun Life International Growth Series	03	2002	7.566	6.574	296,262
MFS/Sun Life International Growth Series	03	2001	9.124	7.566	427,505
MFS/Sun Life International Growth Series	03	2000	10.000	9.124	35,314

MFS/Sun Life International Growth Series	04	2005	10.469	11.844	69,994
MFS/Sun Life International Growth Series	04	2004	8.941	10.469	88,182
MFS/Sun Life International Growth Series	04	2003	6.549	8.941	112,840
MFS/Sun Life International Growth Series	04	2002	7.550	6.549	131,286
MFS/Sun Life International Growth Series	04	2001	9.118	7.550	195,701
MFS/Sun Life International Growth Series	04	2000	10.000	9.118	16,087

MFS/Sun Life International Growth Series	05	2005	10.422	11.779	137,981
MFS/Sun Life International Growth Series	05	2004	8.910	10.422	157,061
MFS/Sun Life International Growth Series	05	2003	6.533	8.910	153,782
MFS/Sun Life International Growth Series	05	2002	7.539	6.533	168,121
MFS/Sun Life International Growth Series	05	2001	9.114	7.539	209,658
MFS/Sun Life International Growth Series	05	2000	10.000	9.114	56,398

MFS/Sun Life International Growth Series	06	2005	10.352	11.682	54,597
MFS/Sun Life International Growth Series	06	2004	8.863	10.352	64,303
MFS/Sun Life International Growth Series	06	2003	6.509	8.863	68,371
MFS/Sun Life International Growth Series	06	2002	7.523	6.509	76,523
MFS/Sun Life International Growth Series	06	2001	9.108	7.523	90,286
MFS/Sun Life International Growth Series	06	2000	10.000	9.108	1,488

MFS/Sun Life International Growth Series S Class	01	2005	13.257	15.021	0
MFS/Sun Life International Growth Series S Class	01	2004	11.310	13.257	0
MFS/Sun Life International Growth Series S Class	01	2003	8.270	11.310	0
MFS/Sun Life International Growth Series S Class	01	2002	9.509	8.270	0
MFS/Sun Life International Growth Series S Class	01	2001	10.000	9.509	0

MFS/Sun Life International Growth Series S Class	02	2005	13.190	14.922	0
MFS/Sun Life International Growth Series S Class	02	2004	11.270	13.190	0
MFS/Sun Life International Growth Series S Class	02	2003	8.253	11.270	0
MFS/Sun Life International Growth Series S Class	02	2002	9.504	8.253	0
MFS/Sun Life International Growth Series S Class	02	2001	10.000	9.504	0

MFS/Sun Life International Growth Series S Class	03	2005	13.145	14.857	32,979
MFS/Sun Life International Growth Series S Class	03	2004	11.243	13.145	38,871
MFS/Sun Life International Growth Series S Class	03	2003	8.241	11.243	51,662
MFS/Sun Life International Growth Series S Class	03	2002	9.500	8.241	114,386
MFS/Sun Life International Growth Series S Class	03	2001	10.000	9.500	12,949

MFS/Sun Life International Growth Series S Class	04	2005	13.078	14.759	2,986
MFS/Sun Life International Growth Series S Class	04	2004	11.203	13.078	6,974
MFS/Sun Life International Growth Series S Class	04	2003	8.225	11.203	9,695
MFS/Sun Life International Growth Series S Class	04	2002	9.495	8.225	10,691
MFS/Sun Life International Growth Series S Class	04	2001	10.000	9.495	8,699

MFS/Sun Life International Growth Series S Class	05	2005	13.034	14.694	11,177
MFS/Sun Life International Growth Series S Class	05	2004	11.176	13.034	13,526
MFS/Sun Life International Growth Series S Class	05	2003	8.213	11.176	12,907
MFS/Sun Life International Growth Series S Class	05	2002	9.492	8.213	13,294
MFS/Sun Life International Growth Series S Class	05	2001	10.000	9.492	10,769

MFS/Sun Life International Growth Series S Class	06	2005	12.967	14.597	14,239
MFS/Sun Life International Growth Series S Class	06	2004	11.136	12.967	21,164
MFS/Sun Life International Growth Series S Class	06	2003	8.196	11.136	23,052
MFS/Sun Life International Growth Series S Class	06	2002	9.487	8.196	24,278
MFS/Sun Life International Growth Series S Class	06	2001	10.000	9.487	11,628

MFS/Sun Life International Value Series	01	2005	12.565	14.311	7,903
MFS/Sun Life International Value Series	01	2004	9.929	12.565	7,903
MFS/Sun Life International Value Series	01	2003	7.517	9.929	18,968
MFS/Sun Life International Value Series	01	2002	8.085	7.517	10,749
MFS/Sun Life International Value Series	01	2001	9.576	8.085	10,749
MFS/Sun Life International Value Series	01	2000	10.000	9.576	10,749

MFS/Sun Life International Value Series	02	2005	12.481	14.194	15,006
MFS/Sun Life International Value Series	02	2004	9.878	12.481	9,467
MFS/Sun Life International Value Series	02	2003	7.489	9.878	18,110
MFS/Sun Life International Value Series	02	2002	8.067	7.489	20,185
MFS/Sun Life International Value Series	02	2001	9.570	8.067	0
MFS/Sun Life International Value Series	02	2000	10.000	9.570	0

MFS/Sun Life International Value Series	03	2005	12.425	14.116	102,402
MFS/Sun Life International Value Series	03	2004	9.843	12.425	111,705
MFS/Sun Life International Value Series	03	2003	7.471	9.843	77,477
MFS/Sun Life International Value Series	03	2002	8.056	7.471	63,208
MFS/Sun Life International Value Series	03	2001	9.566	8.056	67,512
MFS/Sun Life International Value Series	03	2000	10.000	9.566	33,314

MFS/Sun Life International Value Series	04	2005	12.342	14.000	104,374
MFS/Sun Life International Value Series	04	2004	9.792	12.342	66,197
MFS/Sun Life International Value Series	04	2003	7.444	9.792	58,722
MFS/Sun Life International Value Series	04	2002	8.038	7.444	20,721
MFS/Sun Life International Value Series	04	2001	9.560	8.038	16,764
MFS/Sun Life International Value Series	04	2000	10.000	9.560	16,087

MFS/Sun Life International Value Series	05	2005	12.287	13.924	81,045
MFS/Sun Life International Value Series	05	2004	9.758	12.287	85,076
MFS/Sun Life International Value Series	05	2003	7.425	9.758	60,533
MFS/Sun Life International Value Series	05	2002	8.027	7.425	71,680
MFS/Sun Life International Value Series	05	2001	9.556	8.027	85,008
MFS/Sun Life International Value Series	05	2000	10.000	9.556	56,398

MFS/Sun Life International Value Series	06	2005	12.204	13.809	18,319
MFS/Sun Life International Value Series	06	2004	9.708	12.204	9,442
MFS/Sun Life International Value Series	06	2003	7.398	9.708	15,779
MFS/Sun Life International Value Series	06	2002	8.009	7.398	17,828
MFS/Sun Life International Value Series	06	2001	9.550	8.009	20,988
MFS/Sun Life International Value Series	06	2000	10.000	9.550	1,488

MFS/Sun Life International Value Series S Class	01	2005	14.494	16.468	0
MFS/Sun Life International Value Series S Class	01	2004	11.479	14.494	0
MFS/Sun Life International Value Series S Class	01	2003	8.718	11.479	0
MFS/Sun Life International Value Series S Class	01	2002	9.379	8.718	0
MFS/Sun Life International Value Series S Class	01	2001	10.000	9.379	0

MFS/Sun Life International Value Series S Class	02	2005	14.421	16.359	0
MFS/Sun Life International Value Series S Class	02	2004	11.438	14.421	0
MFS/Sun Life International Value Series S Class	02	2003	8.700	11.438	0
MFS/Sun Life International Value Series S Class	02	2002	9.374	8.700	0
MFS/Sun Life International Value Series S Class	02	2001	10.000	9.374	0

MFS/Sun Life International Value Series S Class	03	2005	14.372	16.287	10,509
MFS/Sun Life International Value Series S Class	03	2004	11.411	14.372	10,222
MFS/Sun Life International Value Series S Class	03	2003	8.688	11.411	13,802
MFS/Sun Life International Value Series S Class	03	2002	9.370	8.688	17,363
MFS/Sun Life International Value Series S Class	03	2001	10.000	9.370	1,121

MFS/Sun Life International Value Series S Class	04	2005	14.299	16.180	4,091
MFS/Sun Life International Value Series S Class	04	2004	11.370	14.299	3,468
MFS/Sun Life International Value Series S Class	04	2003	8.670	11.370	4,385
MFS/Sun Life International Value Series S Class	04	2002	9.365	8.670	4,524
MFS/Sun Life International Value Series S Class	04	2001	10.000	9.365	4,524

MFS/Sun Life International Value Series S Class	05	2005	14.250	16.109	9,998
MFS/Sun Life International Value Series S Class	05	2004	11.343	14.250	6,189
MFS/Sun Life International Value Series S Class	05	2003	8.659	11.343	2,900
MFS/Sun Life International Value Series S Class	05	2002	9.362	8.659	3,013
MFS/Sun Life International Value Series S Class	05	2001	10.000	9.362	0

MFS/Sun Life International Value Series S Class	06	2005	14.178	16.002	9,171
MFS/Sun Life International Value Series S Class	06	2004	11.302	14.178	8,532
MFS/Sun Life International Value Series S Class	06	2003	8.641	11.302	5,280
MFS/Sun Life International Value Series S Class	06	2002	9.357	8.641	3,574
MFS/Sun Life International Value Series S Class	06	2001	10.000	9.357	6,730

MFS/Sun Life Managed Sectors Series	01	2005	5.140	10.000	0
MFS/Sun Life Managed Sectors Series	01	2004	4.874	5.140	0
MFS/Sun Life Managed Sectors Series	01	2003	3.935	4.874	0
MFS/Sun Life Managed Sectors Series	01	2002	5.379	3.935	0
MFS/Sun Life Managed Sectors Series	01	2001	8.440	5.379	0
MFS/Sun Life Managed Sectors Series	01	2000	10.000	8.440	0

MFS/Sun Life Managed Sectors Series	02	2005	5.106	10.000	0
MFS/Sun Life Managed Sectors Series	02	2004	4.849	5.106	5,412
MFS/Sun Life Managed Sectors Series	02	2003	3.921	4.849	5,888
MFS/Sun Life Managed Sectors Series	02	2002	5.368	3.921	6,439
MFS/Sun Life Managed Sectors Series	02	2001	8.435	5.368	62,503
MFS/Sun Life Managed Sectors Series	02	2000	10.000	8.435	58,759

MFS/Sun Life Managed Sectors Series	03	2005	5.083	10.000	0
MFS/Sun Life Managed Sectors Series	03	2004	4.832	5.083	149,684
MFS/Sun Life Managed Sectors Series	03	2003	3.911	4.832	199,354
MFS/Sun Life Managed Sectors Series	03	2002	5.360	3.911	205,795
MFS/Sun Life Managed Sectors Series	03	2001	8.431	5.360	267,577
MFS/Sun Life Managed Sectors Series	03	2000	10.000	8.431	191,874

MFS/Sun Life Managed Sectors Series	04	2005	5.048	10.000	0
MFS/Sun Life Managed Sectors Series	04	2004	4.806	5.048	166,865
MFS/Sun Life Managed Sectors Series	04	2003	3.897	4.806	185,078
MFS/Sun Life Managed Sectors Series	04	2002	5.348	3.897	222,397
MFS/Sun Life Managed Sectors Series	04	2001	8.426	5.348	355,491
MFS/Sun Life Managed Sectors Series	04	2000	10.000	8.426	294,369

MFS/Sun Life Managed Sectors Series	05	2005	5.026	10.000	0
MFS/Sun Life Managed Sectors Series	05	2004	4.790	5.026	108,194
MFS/Sun Life Managed Sectors Series	05	2003	3.887	4.790	121,353
MFS/Sun Life Managed Sectors Series	05	2002	5.340	3.887	139,196
MFS/Sun Life Managed Sectors Series	05	2001	8.422	5.340	161,719
MFS/Sun Life Managed Sectors Series	05	2000	10.000	8.422	141,896

MFS/Sun Life Managed Sectors Series	06	2005	4.992	10.000	0
MFS/Sun Life Managed Sectors Series	06	2004	4.765	4.992	77,060
MFS/Sun Life Managed Sectors Series	06	2003	3.873	4.765	89,561
MFS/Sun Life Managed Sectors Series	06	2002	5.329	3.873	112,680
MFS/Sun Life Managed Sectors Series	06	2001	8.416	5.329	143,833
MFS/Sun Life Managed Sectors Series	06	2000	10.000	8.416	39,119

MFS/Sun Life Managed Sectors Series S Class	01	2005	9.140	10.000	0
MFS/Sun Life Managed Sectors Series S Class	01	2004	8.687	9.140	0
MFS/Sun Life Managed Sectors Series S Class	01	2003	7.036	8.687	0
MFS/Sun Life Managed Sectors Series S Class	01	2002	9.638	7.036	0
MFS/Sun Life Managed Sectors Series S Class	01	2001	10.000	9.638	0

MFS/Sun Life Managed Sectors Series S Class	02	2005	9.094	10.000	0
MFS/Sun Life Managed Sectors Series S Class	02	2004	8.656	9.094	0
MFS/Sun Life Managed Sectors Series S Class	02	2003	7.021	8.656	0
MFS/Sun Life Managed Sectors Series S Class	02	2002	9.633	7.021	0
MFS/Sun Life Managed Sectors Series S Class	02	2001	10.000	9.633	0

MFS/Sun Life Managed Sectors Series S Class	03	2005	9.063	10.000	0
MFS/Sun Life Managed Sectors Series S Class	03	2004	8.635	9.063	14,554
MFS/Sun Life Managed Sectors Series S Class	03	2003	7.012	8.635	18,450
MFS/Sun Life Managed Sectors Series S Class	03	2002	9.629	7.012	18,776
MFS/Sun Life Managed Sectors Series S Class	03	2001	10.000	9.629	7,749

MFS/Sun Life Managed Sectors Series S Class	04	2005	9.017	10.000	0
MFS/Sun Life Managed Sectors Series S Class	04	2004	8.605	9.017	4,956
MFS/Sun Life Managed Sectors Series S Class	04	2003	6.997	8.605	4,935
MFS/Sun Life Managed Sectors Series S Class	04	2002	9.624	6.997	4,629
MFS/Sun Life Managed Sectors Series S Class	04	2001	10.000	9.624	0

MFS/Sun Life Managed Sectors Series S Class	05	2005	8.986	10.000	0
MFS/Sun Life Managed Sectors Series S Class	05	2004	8.584	8.986	4,270
MFS/Sun Life Managed Sectors Series S Class	05	2003	6.988	8.584	4,697
MFS/Sun Life Managed Sectors Series S Class	05	2002	9.621	6.988	5,182
MFS/Sun Life Managed Sectors Series S Class	05	2001	10.000	9.621	3,399

MFS/Sun Life Managed Sectors Series S Class	06	2005	8.940	10.000	0
MFS/Sun Life Managed Sectors Series S Class	06	2004	8.553	8.940	1,310
MFS/Sun Life Managed Sectors Series S Class	06	2003	6.973	8.553	3,611
MFS/Sun Life Managed Sectors Series S Class	06	2002	9.616	6.973	3,611
MFS/Sun Life Managed Sectors Series S Class	06	2001	10.000	9.616	3,934

MFS/Sun Life Massachusetts Investors Growth Series	01	2005	6.076	6.269	325,554
MFS/Sun Life Massachusetts Investors Growth Series	01	2004	5.608	6.076	221,546
MFS/Sun Life Massachusetts Investors Growth Series	01	2003	4.598	5.608	264,194
MFS/Sun Life Massachusetts Investors Growth Series	01	2002	6.466	4.598	314,706
MFS/Sun Life Massachusetts Investors Growth Series	01	2001	8.709	6.466	369,266
MFS/Sun Life Massachusetts Investors Growth Series	01	2000	10.000	8.709	365,773

MFS/Sun Life Massachusetts Investors Growth Series	02	2005	6.035	6.217	26,284
MFS/Sun Life Massachusetts Investors Growth Series	02	2004	5.579	6.035	30,027
MFS/Sun Life Massachusetts Investors Growth Series	02	2003	4.581	5.579	64,798
MFS/Sun Life Massachusetts Investors Growth Series	02	2002	6.451	4.581	48,264
MFS/Sun Life Massachusetts Investors Growth Series	02	2001	8.704	6.451	83,298
MFS/Sun Life Massachusetts Investors Growth Series	02	2000	10.000	8.704	112,876

MFS/Sun Life Massachusetts Investors Growth Series	03	2005	6.008	6.183	651,283
MFS/Sun Life Massachusetts Investors Growth Series	03	2004	5.559	6.008	811,207
MFS/Sun Life Massachusetts Investors Growth Series	03	2003	4.569	5.559	965,910
MFS/Sun Life Massachusetts Investors Growth Series	03	2002	6.442	4.569	1,120,707
MFS/Sun Life Massachusetts Investors Growth Series	03	2001	8.700	6.442	1,625,218
MFS/Sun Life Massachusetts Investors Growth Series	03	2000	10.000	8.700	1,292,384

MFS/Sun Life Massachusetts Investors Growth Series	04	2005	5.967	6.132	490,431
MFS/Sun Life Massachusetts Investors Growth Series	04	2004	5.530	5.967	696,575
MFS/Sun Life Massachusetts Investors Growth Series	04	2003	4.552	5.530	852,440
MFS/Sun Life Massachusetts Investors Growth Series	04	2002	6.428	4.552	882,651
MFS/Sun Life Massachusetts Investors Growth Series	04	2001	8.694	6.428	1,142,349
MFS/Sun Life Massachusetts Investors Growth Series	04	2000	10.000	8.694	947,835

MFS/Sun Life Massachusetts Investors Growth Series	05	2005	5.940	6.098	774,401
MFS/Sun Life Massachusetts Investors Growth Series	05	2004	5.511	5.940	957,229
MFS/Sun Life Massachusetts Investors Growth Series	05	2003	4.541	5.511	1,136,976
MFS/Sun Life Massachusetts Investors Growth Series	05	2002	6.418	4.541	1,313,973
MFS/Sun Life Massachusetts Investors Growth Series	05	2001	8.690	6.418	1,701,551
MFS/Sun Life Massachusetts Investors Growth Series	05	2000	10.000	8.690	1,040,996

MFS/Sun Life Massachusetts Investors Growth Series	06	2005	5.900	6.048	370,478
MFS/Sun Life Massachusetts Investors Growth Series	06	2004	5.482	5.900	467,011
MFS/Sun Life Massachusetts Investors Growth Series	06	2003	4.524	5.482	560,263
MFS/Sun Life Massachusetts Investors Growth Series	06	2002	6.404	4.524	464,238
MFS/Sun Life Massachusetts Investors Growth Series	06	2001	8.684	6.404	941,009
MFS/Sun Life Massachusetts Investors Growth Series	06	2000	10.000	8.684	415,337

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	9.121	9.391	28,302
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	8.438	9.121	48,473
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2003	6.949	8.438	51,914
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2002	9.779	6.949	9,604
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2001	10.000	9.779	8,538

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	9.075	9.329	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	8.408	9.075	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2003	6.934	8.408	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2002	9.774	6.934	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2001	10.000	9.774	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	9.044	9.288	91,246
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	8.388	9.044	92,855
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2003	6.925	8.388	110,992
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2002	9.770	6.925	113,807
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2001	10.000	9.770	52,843

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	8.998	9.227	27,498
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	8.358	8.998	36,490
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2003	6.911	8.358	48,904
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2002	9.765	6.911	46,929
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2001	10.000	9.765	30,259

MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2005	8.967	9.186	21,259
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2004	8.338	8.967	34,478
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2003	6.901	8.338	43,172
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2002	9.762	6.901	54,632
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2001	10.000	9.762	24,022

MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2005	8.922	9.126	127,525
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2004	8.308	8.922	139,294
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2003	6.887	8.308	153,744
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2002	9.757	6.887	182,515
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2001	10.000	9.757	103,388

MFS/Sun Life Massachusetts Investors Trust Series	01	2005	8.365	8.906	63,838
MFS/Sun Life Massachusetts Investors Trust Series	01	2004	7.556	8.365	150,430
MFS/Sun Life Massachusetts Investors Trust Series	01	2003	6.223	7.556	189,332
MFS/Sun Life Massachusetts Investors Trust Series	01	2002	7.992	6.223	184,241
MFS/Sun Life Massachusetts Investors Trust Series	01	2001	9.595	7.992	220,506
MFS/Sun Life Massachusetts Investors Trust Series	01	2000	10.000	9.595	155,553

MFS/Sun Life Massachusetts Investors Trust Series	02	2005	8.308	8.832	0
MFS/Sun Life Massachusetts Investors Trust Series	02	2004	7.517	8.308	16,243
MFS/Sun Life Massachusetts Investors Trust Series	02	2003	6.200	7.517	17,258
MFS/Sun Life Massachusetts Investors Trust Series	02	2002	7.975	6.200	35,985
MFS/Sun Life Massachusetts Investors Trust Series	02	2001	9.589	7.975	62,665
MFS/Sun Life Massachusetts Investors Trust Series	02	2000	10.000	9.589	79,848

MFS/Sun Life Massachusetts Investors Trust Series	03	2005	8.271	8.784	617,247
MFS/Sun Life Massachusetts Investors Trust Series	03	2004	7.491	8.271	780,062
MFS/Sun Life Massachusetts Investors Trust Series	03	2003	6.185	7.491	943,890
MFS/Sun Life Massachusetts Investors Trust Series	03	2002	7.963	6.185	1,144,078
MFS/Sun Life Massachusetts Investors Trust Series	03	2001	9.584	7.963	1,510,896
MFS/Sun Life Massachusetts Investors Trust Series	03	2000	10.000	9.584	710,024

MFS/Sun Life Massachusetts Investors Trust Series	04	2005	8.215	8.711	440,846
MFS/Sun Life Massachusetts Investors Trust Series	04	2004	7.451	8.215	494,780
MFS/Sun Life Massachusetts Investors Trust Series	04	2003	6.162	7.451	617,276
MFS/Sun Life Massachusetts Investors Trust Series	04	2002	7.945	6.162	661,628
MFS/Sun Life Massachusetts Investors Trust Series	04	2001	9.578	7.945	884,714
MFS/Sun Life Massachusetts Investors Trust Series	04	2000	10.000	9.578	581,022

MFS/Sun Life Massachusetts Investors Trust Series	05	2005	8.178	8.663	689,691
MFS/Sun Life Massachusetts Investors Trust Series	05	2004	7.425	8.178	789,980
MFS/Sun Life Massachusetts Investors Trust Series	05	2003	6.146	7.425	930,190
MFS/Sun Life Massachusetts Investors Trust Series	05	2002	7.933	6.146	1,051,658
MFS/Sun Life Massachusetts Investors Trust Series	05	2001	9.573	7.933	1,377,156
MFS/Sun Life Massachusetts Investors Trust Series	05	2000	10.000	9.573	786,960

MFS/Sun Life Massachusetts Investors Trust Series	06	2005	8.122	8.591	309,907
MFS/Sun Life Massachusetts Investors Trust Series	06	2004	7.386	8.122	349,624
MFS/Sun Life Massachusetts Investors Trust Series	06	2003	6.123	7.386	434,608
MFS/Sun Life Massachusetts Investors Trust Series	06	2002	7.916	6.123	451,001
MFS/Sun Life Massachusetts Investors Trust Series	06	2001	9.567	7.916	539,615
MFS/Sun Life Massachusetts Investors Trust Series	06	2000	10.000	9.567	176,975

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.050	10.672	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	9.099	10.050	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2003	7.517	9.099	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2002	9.674	7.517	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2001	10.000	9.674	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	9.999	10.601	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	9.066	9.999	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2003	7.502	9.066	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2002	9.669	7.502	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2001	10.000	9.669	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	9.965	10.555	119,157
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	9.045	9.965	143,647
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2003	7.491	9.045	163,260
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2002	9.666	7.491	166,199
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2001	10.000	9.666	75,199

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	9.914	10.485	34,970
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	9.013	9.914	48,541
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2003	7.476	9.013	67,609
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2002	9.661	7.476	73,898
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2001	10.000	9.661	43,785

MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2005	9.881	10.439	44,558
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2004	8.991	9.881	54,882
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2003	7.466	8.991	62,979
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2002	9.657	7.466	55,502
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2001	10.000	9.657	36,723

MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2005	9.830	10.370	121,211
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2004	8.959	9.830	136,356
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2003	7.451	8.959	151,634
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2002	9.652	7.451	192,278
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2001	10.000	9.652	123,630

MFS/Sun Life Mid Cap Growth Series	01	2005	5.665	5.774	62,851
MFS/Sun Life Mid Cap Growth Series	01	2004	5.000	5.665	62,851
MFS/Sun Life Mid Cap Growth Series	01	2003	3.668	5.000	64,745
MFS/Sun Life Mid Cap Growth Series	01	2002	7.023	3.668	55,247
MFS/Sun Life Mid Cap Growth Series	01	2001	9.250	7.023	47,147
MFS/Sun Life Mid Cap Growth Series	01	2000	10.000	9.250	10,530

MFS/Sun Life Mid Cap Growth Series	02	2005	5.628	5.727	0
MFS/Sun Life Mid Cap Growth Series	02	2004	4.975	5.628	12,257
MFS/Sun Life Mid Cap Growth Series	02	2003	3.656	4.975	57,590
MFS/Sun Life Mid Cap Growth Series	02	2002	7.010	3.656	63,630
MFS/Sun Life Mid Cap Growth Series	02	2001	9.246	7.010	80,510
MFS/Sun Life Mid Cap Growth Series	02	2000	10.000	9.246	14,752

MFS/Sun Life Mid Cap Growth Series	03	2005	5.603	5.697	171,897
MFS/Sun Life Mid Cap Growth Series	03	2004	4.958	5.603	213,135
MFS/Sun Life Mid Cap Growth Series	03	2003	3.647	4.958	257,474
MFS/Sun Life Mid Cap Growth Series	03	2002	7.000	3.647	237,637
MFS/Sun Life Mid Cap Growth Series	03	2001	9.243	7.000	317,894
MFS/Sun Life Mid Cap Growth Series	03	2000	10.000	9.243	94,439

MFS/Sun Life Mid Cap Growth Series	04	2005	5.567	5.651	208,624
MFS/Sun Life Mid Cap Growth Series	04	2004	4.933	5.567	312,423
MFS/Sun Life Mid Cap Growth Series	04	2003	3.634	4.933	336,087
MFS/Sun Life Mid Cap Growth Series	04	2002	6.986	3.634	237,426
MFS/Sun Life Mid Cap Growth Series	04	2001	9.239	6.986	314,239
MFS/Sun Life Mid Cap Growth Series	04	2000	10.000	9.239	107,236

MFS/Sun Life Mid Cap Growth Series	05	2005	5.542	5.620	216,037
MFS/Sun Life Mid Cap Growth Series	05	2004	4.917	5.542	290,122
MFS/Sun Life Mid Cap Growth Series	05	2003	3.626	4.917	351,536
MFS/Sun Life Mid Cap Growth Series	05	2002	6.977	3.626	332,262
MFS/Sun Life Mid Cap Growth Series	05	2001	9.237	6.977	389,339
MFS/Sun Life Mid Cap Growth Series	05	2000	10.000	9.237	160,531

MFS/Sun Life Mid Cap Growth Series	06	2005	5.506	5.575	64,424
MFS/Sun Life Mid Cap Growth Series	06	2004	4.892	5.506	85,664
MFS/Sun Life Mid Cap Growth Series	06	2003	3.613	4.892	101,637
MFS/Sun Life Mid Cap Growth Series	06	2002	6.963	3.613	116,465
MFS/Sun Life Mid Cap Growth Series	06	2001	9.232	6.963	167,027
MFS/Sun Life Mid Cap Growth Series	06	2000	10.000	9.232	99,581

MFS/Sun Life Mid Cap Growth Series S Class	01	2005	7.729	7.852	67,272
MFS/Sun Life Mid Cap Growth Series S Class	01	2004	6.842	7.729	68,162
MFS/Sun Life Mid Cap Growth Series S Class	01	2003	5.040	6.842	40,543
MFS/Sun Life Mid Cap Growth Series S Class	01	2002	9.650	5.040	21,289
MFS/Sun Life Mid Cap Growth Series S Class	01	2001	10.000	9.650	16,304

MFS/Sun Life Mid Cap Growth Series S Class	02	2005	7.690	7.801	0
MFS/Sun Life Mid Cap Growth Series S Class	02	2004	6.817	7.690	0
MFS/Sun Life Mid Cap Growth Series S Class	02	2003	5.029	6.817	0
MFS/Sun Life Mid Cap Growth Series S Class	02	2002	9.645	5.029	0
MFS/Sun Life Mid Cap Growth Series S Class	02	2001	10.000	9.645	0

MFS/Sun Life Mid Cap Growth Series S Class	03	2005	7.664	7.766	58,078
MFS/Sun Life Mid Cap Growth Series S Class	03	2004	6.801	7.664	65,136
MFS/Sun Life Mid Cap Growth Series S Class	03	2003	5.023	6.801	82,416
MFS/Sun Life Mid Cap Growth Series S Class	03	2002	9.642	5.023	68,473
MFS/Sun Life Mid Cap Growth Series S Class	03	2001	10.000	9.642	32,380

MFS/Sun Life Mid Cap Growth Series S Class	04	2005	7.625	7.715	27,997
MFS/Sun Life Mid Cap Growth Series S Class	04	2004	6.777	7.625	32,463
MFS/Sun Life Mid Cap Growth Series S Class	04	2003	5.012	6.777	37,806
MFS/Sun Life Mid Cap Growth Series S Class	04	2002	9.637	5.012	34,826
MFS/Sun Life Mid Cap Growth Series S Class	04	2001	10.000	9.637	13,999

MFS/Sun Life Mid Cap Growth Series S Class	05	2005	7.599	7.681	9,804
MFS/Sun Life Mid Cap Growth Series S Class	05	2004	6.761	7.599	20,950
MFS/Sun Life Mid Cap Growth Series S Class	05	2003	5.005	6.761	23,038
MFS/Sun Life Mid Cap Growth Series S Class	05	2002	9.634	5.005	32,103
MFS/Sun Life Mid Cap Growth Series S Class	05	2001	10.000	9.634	13,935

MFS/Sun Life Mid Cap Growth Series S Class	06	2005	7.560	7.630	66,892
MFS/Sun Life Mid Cap Growth Series S Class	06	2004	6.737	7.560	70,589
MFS/Sun Life Mid Cap Growth Series S Class	06	2003	4.995	6.737	89,520
MFS/Sun Life Mid Cap Growth Series S Class	06	2002	9.628	4.995	97,510
MFS/Sun Life Mid Cap Growth Series S Class	06	2001	10.000	9.628	43,400

MFS/Sun Life Mid Cap Value Series S Class	01	2005	12.347	13.109	6,061
MFS/Sun Life Mid Cap Value Series S Class	01	2004	10.260	12.347	4,402
MFS/Sun Life Mid Cap Value Series S Class	01	2003	7.869	10.260	6,312
MFS/Sun Life Mid Cap Value Series S Class	01	2002	10.000	7.869	0

MFS/Sun Life Mid Cap Value Series S Class	02	2005	12.297	13.036	0
MFS/Sun Life Mid Cap Value Series S Class	02	2004	10.234	12.297	0
MFS/Sun Life Mid Cap Value Series S Class	02	2003	7.861	10.234	0
MFS/Sun Life Mid Cap Value Series S Class	02	2002	10.000	7.861	0

MFS/Sun Life Mid Cap Value Series S Class	03	2005	12.264	12.988	8,644
MFS/Sun Life Mid Cap Value Series S Class	03	2004	10.216	12.264	8,530
MFS/Sun Life Mid Cap Value Series S Class	03	2003	7.855	10.216	3,518
MFS/Sun Life Mid Cap Value Series S Class	03	2002	10.000	7.855	1,817

MFS/Sun Life Mid Cap Value Series S Class	04	2005	12.214	12.915	3,259
MFS/Sun Life Mid Cap Value Series S Class	04	2004	10.190	12.214	3,867
MFS/Sun Life Mid Cap Value Series S Class	04	2003	7.847	10.190	4,048
MFS/Sun Life Mid Cap Value Series S Class	04	2002	10.000	7.847	372

MFS/Sun Life Mid Cap Value Series S Class	05	2005	12.181	12.867	3,731
MFS/Sun Life Mid Cap Value Series S Class	05	2004	10.173	12.181	2,791
MFS/Sun Life Mid Cap Value Series S Class	05	2003	7.842	10.173	3,065
MFS/Sun Life Mid Cap Value Series S Class	05	2002	10.000	7.842	927

MFS/Sun Life Mid Cap Value Series S Class	06	2005	12.131	12.795	10,860
MFS/Sun Life Mid Cap Value Series S Class	06	2004	10.147	12.131	8,246
MFS/Sun Life Mid Cap Value Series S Class	06	2003	7.834	10.147	2,574
MFS/Sun Life Mid Cap Value Series S Class	06	2002	10.000	7.834	1,787

MFS/Sun Life Money Market Series	01	2005	10.403	10.563	0
MFS/Sun Life Money Market Series	01	2004	10.438	10.403	0
MFS/Sun Life Money Market Series	01	2003	10.494	10.438	71,680
MFS/Sun Life Money Market Series	01	2002	10.482	10.494	270,511
MFS/Sun Life Money Market Series	01	2001	10.218	10.482	275,453
MFS/Sun Life Money Market Series	01	2000	10.000	10.218	283,269

MFS/Sun Life Money Market Series	02	2005	10.333	10.476	0
MFS/Sun Life Money Market Series	02	2004	10.384	10.333	2,151
MFS/Sun Life Money Market Series	02	2003	10.455	10.384	2,340
MFS/Sun Life Money Market Series	02	2002	10.459	10.455	198,773
MFS/Sun Life Money Market Series	02	2001	10.211	10.459	391,924
MFS/Sun Life Money Market Series	02	2000	10.000	10.211	72,291

MFS/Sun Life Money Market Series	03	2005	10.286	10.419	205,278
MFS/Sun Life Money Market Series	03	2004	10.347	10.286	254,557
MFS/Sun Life Money Market Series	03	2003	10.429	10.347	317,516
MFS/Sun Life Money Market Series	03	2002	10.444	10.429	584,785
MFS/Sun Life Money Market Series	03	2001	10.207	10.444	1,198,995
MFS/Sun Life Money Market Series	03	2000	10.000	10.207	707,627

MFS/Sun Life Money Market Series	04	2005	10.217	10.333	74,428
MFS/Sun Life Money Market Series	04	2004	10.293	10.217	111,198
MFS/Sun Life Money Market Series	04	2003	10.390	10.293	232,450
MFS/Sun Life Money Market Series	04	2002	10.421	10.390	749,893
MFS/Sun Life Money Market Series	04	2001	10.200	10.421	1,328,653
MFS/Sun Life Money Market Series	04	2000	10.000	10.200	535,216

MFS/Sun Life Money Market Series	05	2005	10.171	10.276	163,793
MFS/Sun Life Money Market Series	05	2004	10.258	10.171	153,033
MFS/Sun Life Money Market Series	05	2003	10.364	10.258	332,457
MFS/Sun Life Money Market Series	05	2002	10.406	10.364	735,008
MFS/Sun Life Money Market Series	05	2001	10.195	10.406	1,140,407
MFS/Sun Life Money Market Series	05	2000	10.000	10.195	657,819

MFS/Sun Life Money Market Series	06	2005	10.102	10.191	34,300
MFS/Sun Life Money Market Series	06	2004	10.204	10.102	67,452
MFS/Sun Life Money Market Series	06	2003	10.326	10.204	163,664
MFS/Sun Life Money Market Series	06	2002	10.383	10.326	592,844
MFS/Sun Life Money Market Series	06	2001	10.189	10.383	343,318
MFS/Sun Life Money Market Series	06	2000	10.000	10.189	228,956

MFS/Sun Life Money Market Series S Class	01	2005	9.884	10.011	630
MFS/Sun Life Money Market Series S Class	01	2004	9.942	9.884	26,916
MFS/Sun Life Money Market Series S Class	01	2003	10.020	9.942	44,786
MFS/Sun Life Money Market Series S Class	01	2002	10.034	10.020	88,299
MFS/Sun Life Money Market Series S Class	01	2001	10.000	10.034	63,465

MFS/Sun Life Money Market Series S Class	02	2005	9.834	9.946	0
MFS/Sun Life Money Market Series S Class	02	2004	9.907	9.834	0
MFS/Sun Life Money Market Series S Class	02	2003	10.000	9.907	0
MFS/Sun Life Money Market Series S Class	02	2002	10.029	10.000	0
MFS/Sun Life Money Market Series S Class	02	2001	10.000	10.029	0

MFS/Sun Life Money Market Series S Class	03	2005	9.801	9.902	413,453
MFS/Sun Life Money Market Series S Class	03	2004	9.883	9.801	31,174
MFS/Sun Life Money Market Series S Class	03	2003	9.986	9.883	57,240
MFS/Sun Life Money Market Series S Class	03	2002	10.025	9.986	371,227
MFS/Sun Life Money Market Series S Class	03	2001	10.000	10.025	479,570

MFS/Sun Life Money Market Series S Class	04	2005	9.751	9.837	101,682
MFS/Sun Life Money Market Series S Class	04	2004	9.848	9.751	54,588
MFS/Sun Life Money Market Series S Class	04	2003	9.966	9.848	30,165
MFS/Sun Life Money Market Series S Class	04	2002	10.020	9.966	67,510
MFS/Sun Life Money Market Series S Class	04	2001	10.000	10.020	23,749

MFS/Sun Life Money Market Series S Class	05	2005	9.718	9.793	71,055
MFS/Sun Life Money Market Series S Class	05	2004	9.825	9.718	14,607
MFS/Sun Life Money Market Series S Class	05	2003	9.952	9.825	41,862
MFS/Sun Life Money Market Series S Class	05	2002	10.016	9.952	87,317
MFS/Sun Life Money Market Series S Class	05	2001	10.000	10.016	58,888

MFS/Sun Life Money Market Series S Class	06	2005	9.668	9.729	28,958
MFS/Sun Life Money Market Series S Class	06	2004	9.790	9.668	30,582
MFS/Sun Life Money Market Series S Class	06	2003	9.932	9.790	119,127
MFS/Sun Life Money Market Series S Class	06	2002	10.011	9.932	217,863
MFS/Sun Life Money Market Series S Class	06	2001	10.000	10.011	69,984

MFS/Sun Life New Discovery Series	01	2005	7.994	8.314	47,135
MFS/Sun Life New Discovery Series	01	2004	7.524	7.994	47,474
MFS/Sun Life New Discovery Series	01	2003	5.626	7.524	108,963
MFS/Sun Life New Discovery Series	01	2002	8.554	5.626	107,191
MFS/Sun Life New Discovery Series	01	2001	9.120	8.554	82,343
MFS/Sun Life New Discovery Series	01	2000	10.000	9.120	36,344

MFS/Sun Life New Discovery Series	02	2005	7.940	8.245	0
MFS/Sun Life New Discovery Series	02	2004	7.485	7.940	24,922
MFS/Sun Life New Discovery Series	02	2003	5.605	7.485	41,024
MFS/Sun Life New Discovery Series	02	2002	8.535	5.605	19,471
MFS/Sun Life New Discovery Series	02	2001	9.114	8.535	6,169
MFS/Sun Life New Discovery Series	02	2000	10.000	9.114	43,265

MFS/Sun Life New Discovery Series	03	2005	7.904	8.200	322,200
MFS/Sun Life New Discovery Series	03	2004	7.459	7.904	419,900
MFS/Sun Life New Discovery Series	03	2003	5.591	7.459	474,396
MFS/Sun Life New Discovery Series	03	2002	8.522	5.591	547,241
MFS/Sun Life New Discovery Series	03	2001	9.110	8.522	691,107
MFS/Sun Life New Discovery Series	03	2000	10.000	9.110	390,879

MFS/Sun Life New Discovery Series	04	2005	7.851	8.132	211,486
MFS/Sun Life New Discovery Series	04	2004	7.420	7.851	267,008
MFS/Sun Life New Discovery Series	04	2003	5.570	7.420	347,907
MFS/Sun Life New Discovery Series	04	2002	8.504	5.570	357,775
MFS/Sun Life New Discovery Series	04	2001	9.104	8.504	460,542
MFS/Sun Life New Discovery Series	04	2000	10.000	9.104	356,653

MFS/Sun Life New Discovery Series	05	2005	7.816	8.087	269,953
MFS/Sun Life New Discovery Series	05	2004	7.394	7.816	346,339
MFS/Sun Life New Discovery Series	05	2003	5.557	7.394	447,622
MFS/Sun Life New Discovery Series	05	2002	8.491	5.557	477,917
MFS/Sun Life New Discovery Series	05	2001	9.100	8.491	584,379
MFS/Sun Life New Discovery Series	05	2000	10.000	9.100	349,625

MFS/Sun Life New Discovery Series	06	2005	7.763	8.020	98,323
MFS/Sun Life New Discovery Series	06	2004	7.355	7.763	112,613
MFS/Sun Life New Discovery Series	06	2003	5.536	7.355	125,886
MFS/Sun Life New Discovery Series	06	2002	8.472	5.536	139,746
MFS/Sun Life New Discovery Series	06	2001	9.094	8.472	192,473
MFS/Sun Life New Discovery Series	06	2000	10.000	9.094	72,653

MFS/Sun Life New Discovery Series S Class	01	2005	9.564	9.923	50,013
MFS/Sun Life New Discovery Series S Class	01	2004	9.025	9.564	51,143
MFS/Sun Life New Discovery Series S Class	01	2003	6.762	9.025	29,281
MFS/Sun Life New Discovery Series S Class	01	2002	10.312	6.762	9,727
MFS/Sun Life New Discovery Series S Class	01	2001	10.000	10.312	8,488

MFS/Sun Life New Discovery Series S Class	02	2005	9.516	9.858	0
MFS/Sun Life New Discovery Series S Class	02	2004	8.993	9.516	0
MFS/Sun Life New Discovery Series S Class	02	2003	6.748	8.993	0
MFS/Sun Life New Discovery Series S Class	02	2002	10.306	6.748	0
MFS/Sun Life New Discovery Series S Class	02	2001	10.000	10.306	0

MFS/Sun Life New Discovery Series S Class	03	2005	9.484	9.815	59,872
MFS/Sun Life New Discovery Series S Class	03	2004	8.971	9.484	66,955
MFS/Sun Life New Discovery Series S Class	03	2003	6.739	8.971	82,936
MFS/Sun Life New Discovery Series S Class	03	2002	10.303	6.739	94,243
MFS/Sun Life New Discovery Series S Class	03	2001	10.000	10.303	38,568

MFS/Sun Life New Discovery Series S Class	04	2005	9.435	9.750	21,627
MFS/Sun Life New Discovery Series S Class	04	2004	8.939	9.435	29,886
MFS/Sun Life New Discovery Series S Class	04	2003	6.725	8.939	33,295
MFS/Sun Life New Discovery Series S Class	04	2002	10.297	6.725	33,423
MFS/Sun Life New Discovery Series S Class	04	2001	10.000	10.297	13,940

MFS/Sun Life New Discovery Series S Class	05	2005	9.403	9.707	18,736
MFS/Sun Life New Discovery Series S Class	05	2004	8.918	9.403	24,987
MFS/Sun Life New Discovery Series S Class	05	2003	6.716	8.918	27,889
MFS/Sun Life New Discovery Series S Class	05	2002	10.294	6.716	26,669
MFS/Sun Life New Discovery Series S Class	05	2001	10.000	10.294	15,621

MFS/Sun Life New Discovery Series S Class	06	2005	9.355	9.643	45,015
MFS/Sun Life New Discovery Series S Class	06	2004	8.886	9.355	53,749
MFS/Sun Life New Discovery Series S Class	06	2003	6.702	8.886	60,260
MFS/Sun Life New Discovery Series S Class	06	2002	10.288	6.702	77,423
MFS/Sun Life New Discovery Series S Class	06	2001	10.000	10.288	15,150

MFS/Sun Life Research International Series	01	2005	10.203	11.756	20,029
MFS/Sun Life Research International Series	01	2004	8.517	10.203	20,029
MFS/Sun Life Research International Series	01	2003	6.436	8.517	48,395
MFS/Sun Life Research International Series	01	2002	7.356	6.436	56,612
MFS/Sun Life Research International Series	01	2001	9.048	7.356	62,660
MFS/Sun Life Research International Series	01	2000	10.000	9.048	31,244

MFS/Sun Life Research International Series	02	2005	10.134	11.660	19,117
MFS/Sun Life Research International Series	02	2004	8.472	10.134	0
MFS/Sun Life Research International Series	02	2003	6.412	8.472	0
MFS/Sun Life Research International Series	02	2002	7.340	6.412	34,649
MFS/Sun Life Research International Series	02	2001	9.042	7.340	34,279
MFS/Sun Life Research International Series	02	2000	10.000	9.042	0

MFS/Sun Life Research International Series	03	2005	10.089	11.595	102,426
MFS/Sun Life Research International Series	03	2004	8.443	10.089	135,860
MFS/Sun Life Research International Series	03	2003	6.397	8.443	151,654
MFS/Sun Life Research International Series	03	2002	7.329	6.397	203,931
MFS/Sun Life Research International Series	03	2001	9.038	7.329	291,902
MFS/Sun Life Research International Series	03	2000	10.000	9.038	268,522

MFS/Sun Life Research International Series	04	2005	10.021	11.500	191,631
MFS/Sun Life Research International Series	04	2004	8.398	10.021	199,320
MFS/Sun Life Research International Series	04	2003	6.373	8.398	230,898
MFS/Sun Life Research International Series	04	2002	7.313	6.373	257,926
MFS/Sun Life Research International Series	04	2001	9.032	7.313	280,002
MFS/Sun Life Research International Series	04	2000	10.000	9.032	195,584

MFS/Sun Life Research International Series	05	2005	9.976	11.436	165,550
MFS/Sun Life Research International Series	05	2004	8.369	9.976	195,161
MFS/Sun Life Research International Series	05	2003	6.357	8.369	235,291
MFS/Sun Life Research International Series	05	2002	7.302	6.357	291,173
MFS/Sun Life Research International Series	05	2001	9.028	7.302	360,221
MFS/Sun Life Research International Series	05	2000	10.000	9.028	298,934

MFS/Sun Life Research International Series	06	2005	9.908	11.342	36,176
MFS/Sun Life Research International Series	06	2004	8.325	9.908	40,902
MFS/Sun Life Research International Series	06	2003	6.333	8.325	52,451
MFS/Sun Life Research International Series	06	2002	7.286	6.333	49,227
MFS/Sun Life Research International Series	06	2001	9.022	7.286	54,809
MFS/Sun Life Research International Series	06	2000	10.000	9.022	62,079

MFS/Sun Life Research International Series S Class	01	2005	12.980	14.908	16,106
MFS/Sun Life Research International Series S Class	01	2004	10.856	12.980	12,732
MFS/Sun Life Research International Series S Class	01	2003	8.232	10.856	18,119
MFS/Sun Life Research International Series S Class	01	2002	9.424	8.232	9,137
MFS/Sun Life Research International Series S Class	01	2001	10.000	9.424	8,815

MFS/Sun Life Research International Series S Class	02	2005	12.914	14.810	0
MFS/Sun Life Research International Series S Class	02	2004	10.817	12.914	0
MFS/Sun Life Research International Series S Class	02	2003	8.215	10.817	0
MFS/Sun Life Research International Series S Class	02	2002	9.419	8.215	0
MFS/Sun Life Research International Series S Class	02	2001	10.000	9.419	0

MFS/Sun Life Research International Series S Class	03	2005	12.870	14.745	26,840
MFS/Sun Life Research International Series S Class	03	2004	10.791	12.870	28,878
MFS/Sun Life Research International Series S Class	03	2003	8.204	10.791	30,101
MFS/Sun Life Research International Series S Class	03	2002	9.416	8.204	30,095
MFS/Sun Life Research International Series S Class	03	2001	10.000	9.416	27,059

MFS/Sun Life Research International Series S Class	04	2005	12.805	14.648	14,333
MFS/Sun Life Research International Series S Class	04	2004	10.753	12.805	18,532
MFS/Sun Life Research International Series S Class	04	2003	8.187	10.753	18,062
MFS/Sun Life Research International Series S Class	04	2002	9.411	8.187	5,534
MFS/Sun Life Research International Series S Class	04	2001	10.000	9.411	1,064

MFS/Sun Life Research International Series S Class	05	2005	12.761	14.584	11,744
MFS/Sun Life Research International Series S Class	05	2004	10.727	12.761	11,275
MFS/Sun Life Research International Series S Class	05	2003	8.176	10.727	11,462
MFS/Sun Life Research International Series S Class	05	2002	9.408	8.176	11,659
MFS/Sun Life Research International Series S Class	05	2001	10.000	9.408	6,686

MFS/Sun Life Research International Series S Class	06	2005	12.696	14.487	24,259
MFS/Sun Life Research International Series S Class	06	2004	10.689	12.696	29,611
MFS/Sun Life Research International Series S Class	06	2003	8.159	10.689	28,913
MFS/Sun Life Research International Series S Class	06	2002	9.403	8.159	30,602
MFS/Sun Life Research International Series S Class	06	2001	10.000	9.403	3,934

MFS/Sun Life Research Series	01	2005	6.969	7.441	0
MFS/Sun Life Research Series	01	2004	6.087	6.969	0
MFS/Sun Life Research Series	01	2003	4.914	6.087	20,280
MFS/Sun Life Research Series	01	2002	6.641	4.914	0
MFS/Sun Life Research Series	01	2001	8.547	6.641	0
MFS/Sun Life Research Series	01	2000	10.000	8.547	0

MFS/Sun Life Research Series	02	2005	6.922	7.380	0
MFS/Sun Life Research Series	02	2004	6.055	6.922	78,499
MFS/Sun Life Research Series	02	2003	4.896	6.055	79,822
MFS/Sun Life Research Series	02	2002	6.626	4.896	95,399
MFS/Sun Life Research Series	02	2001	8.541	6.626	131,836
MFS/Sun Life Research Series	02	2000	10.000	8.541	151,887

MFS/Sun Life Research Series	03	2005	6.891	7.339	294,798
MFS/Sun Life Research Series	03	2004	6.034	6.891	388,696
MFS/Sun Life Research Series	03	2003	4.883	6.034	456,736
MFS/Sun Life Research Series	03	2002	6.616	4.883	539,810
MFS/Sun Life Research Series	03	2001	8.537	6.616	803,678
MFS/Sun Life Research Series	03	2000	10.000	8.537	638,978

MFS/Sun Life Research Series	04	2005	6.844	7.278	276,256
MFS/Sun Life Research Series	04	2004	6.002	6.844	352,717
MFS/Sun Life Research Series	04	2003	4.865	6.002	394,546
MFS/Sun Life Research Series	04	2002	6.602	4.865	446,222
MFS/Sun Life Research Series	04	2001	8.531	6.602	622,673
MFS/Sun Life Research Series	04	2000	10.000	8.531	518,562

MFS/Sun Life Research Series	05	2005	6.814	7.238	281,219
MFS/Sun Life Research Series	05	2004	5.981	6.814	357,316
MFS/Sun Life Research Series	05	2003	4.853	5.981	400,221
MFS/Sun Life Research Series	05	2002	6.592	4.853	477,509
MFS/Sun Life Research Series	05	2001	8.527	6.592	600,916
MFS/Sun Life Research Series	05	2000	10.000	8.527	375,730

MFS/Sun Life Research Series	06	2005	6.767	7.178	157,112
MFS/Sun Life Research Series	06	2004	5.950	6.767	119,756
MFS/Sun Life Research Series	06	2003	4.835	5.950	154,292
MFS/Sun Life Research Series	06	2002	6.577	4.835	120,776
MFS/Sun Life Research Series	06	2001	8.521	6.577	230,422
MFS/Sun Life Research Series	06	2000	10.000	8.521	116,003

MFS/Sun Life Research Series S Class	01	2005	10.053	10.704	0
MFS/Sun Life Research Series S Class	01	2004	8.803	10.053	0
MFS/Sun Life Research Series S Class	01	2003	7.123	8.803	0
MFS/Sun Life Research Series S Class	01	2002	9.654	7.123	0
MFS/Sun Life Research Series S Class	01	2001	10.000	9.654	0

MFS/Sun Life Research Series S Class	02	2005	10.002	10.634	23,148
MFS/Sun Life Research Series S Class	02	2004	8.771	10.002	24,357
MFS/Sun Life Research Series S Class	02	2003	7.109	8.771	25,517
MFS/Sun Life Research Series S Class	02	2002	9.649	7.109	26,635
MFS/Sun Life Research Series S Class	02	2001	10.000	9.649	0

MFS/Sun Life Research Series S Class	03	2005	9.968	10.587	36,646
MFS/Sun Life Research Series S Class	03	2004	8.751	9.968	41,780
MFS/Sun Life Research Series S Class	03	2003	7.099	8.751	30,442
MFS/Sun Life Research Series S Class	03	2002	9.645	7.099	34,687
MFS/Sun Life Research Series S Class	03	2001	10.000	9.645	14,635

MFS/Sun Life Research Series S Class	04	2005	9.918	10.517	5,920
MFS/Sun Life Research Series S Class	04	2004	8.719	9.918	6,429
MFS/Sun Life Research Series S Class	04	2003	7.085	8.719	22,146
MFS/Sun Life Research Series S Class	04	2002	9.640	7.085	28,397
MFS/Sun Life Research Series S Class	04	2001	10.000	9.640	19,392

MFS/Sun Life Research Series S Class	05	2005	9.884	10.471	4,463
MFS/Sun Life Research Series S Class	05	2004	8.699	9.884	5,197
MFS/Sun Life Research Series S Class	05	2003	7.075	8.699	5,205
MFS/Sun Life Research Series S Class	05	2002	9.637	7.075	11,319
MFS/Sun Life Research Series S Class	05	2001	10.000	9.637	5,270

MFS/Sun Life Research Series S Class	06	2005	9.834	10.402	13,882
MFS/Sun Life Research Series S Class	06	2004	8.668	9.834	16,036
MFS/Sun Life Research Series S Class	06	2003	7.060	8.668	18,681
MFS/Sun Life Research Series S Class	06	2002	9.632	7.060	25,637
MFS/Sun Life Research Series S Class	06	2001	10.000	9.632	5,324

MFS/Sun Life Strategic Growth Series	01	2005	5.730	5.744	74,108
MFS/Sun Life Strategic Growth Series	01	2004	5.427	5.730	233,574
MFS/Sun Life Strategic Growth Series	01	2003	4.305	5.427	247,612
MFS/Sun Life Strategic Growth Series	01	2002	6.230	4.305	247,612
MFS/Sun Life Strategic Growth Series	01	2001	8.363	6.230	440,182
MFS/Sun Life Strategic Growth Series	01	2000	10.000	8.363	268,479

MFS/Sun Life Strategic Growth Series	02	2005	5.692	5.697	26,367
MFS/Sun Life Strategic Growth Series	02	2004	5.398	5.692	29,929
MFS/Sun Life Strategic Growth Series	02	2003	4.289	5.398	30,079
MFS/Sun Life Strategic Growth Series	02	2002	6.216	4.289	37,415
MFS/Sun Life Strategic Growth Series	02	2001	8.357	6.216	48,099
MFS/Sun Life Strategic Growth Series	02	2000	10.000	8.357	124,382

MFS/Sun Life Strategic Growth Series	03	2005	5.666	5.665	188,116
MFS/Sun Life Strategic Growth Series	03	2004	5.380	5.666	249,416
MFS/Sun Life Strategic Growth Series	03	2003	4.278	5.380	301,781
MFS/Sun Life Strategic Growth Series	03	2002	6.207	4.278	348,376
MFS/Sun Life Strategic Growth Series	03	2001	8.354	6.207	624,207
MFS/Sun Life Strategic Growth Series	03	2000	10.000	8.354	648,834

MFS/Sun Life Strategic Growth Series	04	2005	5.628	5.618	157,755
MFS/Sun Life Strategic Growth Series	04	2004	5.352	5.628	186,877
MFS/Sun Life Strategic Growth Series	04	2003	4.262	5.352	233,693
MFS/Sun Life Strategic Growth Series	04	2002	6.194	4.262	269,603
MFS/Sun Life Strategic Growth Series	04	2001	8.348	6.194	365,825
MFS/Sun Life Strategic Growth Series	04	2000	10.000	8.348	451,638

MFS/Sun Life Strategic Growth Series	05	2005	5.603	5.588	156,961
MFS/Sun Life Strategic Growth Series	05	2004	5.333	5.603	190,573
MFS/Sun Life Strategic Growth Series	05	2003	4.252	5.333	213,594
MFS/Sun Life Strategic Growth Series	05	2002	6.185	4.252	219,519
MFS/Sun Life Strategic Growth Series	05	2001	8.345	6.185	268,107
MFS/Sun Life Strategic Growth Series	05	2000	10.000	8.345	198,417

MFS/Sun Life Strategic Growth Series	06	2005	5.565	5.541	135,225
MFS/Sun Life Strategic Growth Series	06	2004	5.305	5.565	188,013
MFS/Sun Life Strategic Growth Series	06	2003	4.236	5.305	210,635
MFS/Sun Life Strategic Growth Series	06	2002	6.171	4.236	70,929
MFS/Sun Life Strategic Growth Series	06	2001	8.339	6.171	306,631
MFS/Sun Life Strategic Growth Series	06	2000	10.000	8.339	185,004

MFS/Sun Life Strategic Growth Series S Class	01	2005	8.906	8.907	0
MFS/Sun Life Strategic Growth Series S Class	01	2004	8.453	8.906	0
MFS/Sun Life Strategic Growth Series S Class	01	2003	6.731	8.453	0
MFS/Sun Life Strategic Growth Series S Class	01	2002	9.748	6.731	0
MFS/Sun Life Strategic Growth Series S Class	01	2001	10.000	9.748	0

MFS/Sun Life Strategic Growth Series S Class	02	2005	8.861	8.848	24,118
MFS/Sun Life Strategic Growth Series S Class	02	2004	8.423	8.861	25,378
MFS/Sun Life Strategic Growth Series S Class	02	2003	6.717	8.423	26,587
MFS/Sun Life Strategic Growth Series S Class	02	2002	9.743	6.717	27,751
MFS/Sun Life Strategic Growth Series S Class	02	2001	10.000	9.743	0

MFS/Sun Life Strategic Growth Series S Class	03	2005	8.830	8.809	10,095
MFS/Sun Life Strategic Growth Series S Class	03	2004	8.403	8.830	10,533
MFS/Sun Life Strategic Growth Series S Class	03	2003	6.708	8.403	13,246
MFS/Sun Life Strategic Growth Series S Class	03	2002	9.739	6.708	16,174
MFS/Sun Life Strategic Growth Series S Class	03	2001	10.000	9.739	4,036

MFS/Sun Life Strategic Growth Series S Class	04	2005	8.786	8.751	4,125
MFS/Sun Life Strategic Growth Series S Class	04	2004	8.373	8.786	4,975
MFS/Sun Life Strategic Growth Series S Class	04	2003	6.694	8.373	12,370
MFS/Sun Life Strategic Growth Series S Class	04	2002	9.734	6.694	10,255
MFS/Sun Life Strategic Growth Series S Class	04	2001	10.000	9.734	10,190

MFS/Sun Life Strategic Growth Series S Class	05	2005	8.756	8.713	986
MFS/Sun Life Strategic Growth Series S Class	05	2004	8.353	8.756	3,391
MFS/Sun Life Strategic Growth Series S Class	05	2003	6.685	8.353	3,439
MFS/Sun Life Strategic Growth Series S Class	05	2002	9.731	6.685	1,167
MFS/Sun Life Strategic Growth Series S Class	05	2001	10.000	9.731	5,813

MFS/Sun Life Strategic Growth Series S Class	06	2005	8.711	8.655	14,716
MFS/Sun Life Strategic Growth Series S Class	06	2004	8.323	8.711	15,033
MFS/Sun Life Strategic Growth Series S Class	06	2003	6.671	8.323	21,037
MFS/Sun Life Strategic Growth Series S Class	06	2002	9.726	6.671	15,485
MFS/Sun Life Strategic Growth Series S Class	06	2001	10.000	9.726	1,940

MFS/Sun Life Strategic Income Series	01	2005	13.012	13.106	0
MFS/Sun Life Strategic Income Series	01	2004	12.184	13.012	0
MFS/Sun Life Strategic Income Series	01	2003	10.919	12.184	7,768
MFS/Sun Life Strategic Income Series	01	2002	10.276	10.919	7,170
MFS/Sun Life Strategic Income Series	01	2001	10.060	10.276	8,572
MFS/Sun Life Strategic Income Series	01	2000	10.000	10.060	9,689

MFS/Sun Life Strategic Income Series	02	2005	12.926	12.999	0
MFS/Sun Life Strategic Income Series	02	2004	12.121	12.926	0
MFS/Sun Life Strategic Income Series	02	2003	10.879	12.121	0
MFS/Sun Life Strategic Income Series	02	2002	10.255	10.879	0
MFS/Sun Life Strategic Income Series	02	2001	10.054	10.255	0
MFS/Sun Life Strategic Income Series	02	2000	10.000	10.054	0

MFS/Sun Life Strategic Income Series	03	2005	12.868	12.928	83,900
MFS/Sun Life Strategic Income Series	03	2004	12.080	12.868	96,533
MFS/Sun Life Strategic Income Series	03	2003	10.853	12.080	77,286
MFS/Sun Life Strategic Income Series	03	2002	10.240	10.853	109,553
MFS/Sun Life Strategic Income Series	03	2001	10.050	10.240	112,613
MFS/Sun Life Strategic Income Series	03	2000	10.000	10.050	39,367

MFS/Sun Life Strategic Income Series	04	2005	12.782	12.822	59,608
MFS/Sun Life Strategic Income Series	04	2004	12.018	12.782	60,024
MFS/Sun Life Strategic Income Series	04	2003	10.813	12.018	67,356
MFS/Sun Life Strategic Income Series	04	2002	10.218	10.813	63,997
MFS/Sun Life Strategic Income Series	04	2001	10.044	10.218	59,736
MFS/Sun Life Strategic Income Series	04	2000	10.000	10.044	35,590

MFS/Sun Life Strategic Income Series	05	2005	12.725	12.752	46,398
MFS/Sun Life Strategic Income Series	05	2004	11.976	12.725	47,409
MFS/Sun Life Strategic Income Series	05	2003	10.787	11.976	67,811
MFS/Sun Life Strategic Income Series	05	2002	10.204	10.787	77,284
MFS/Sun Life Strategic Income Series	05	2001	10.040	10.204	77,319
MFS/Sun Life Strategic Income Series	05	2000	10.000	10.040	21,966

MFS/Sun Life Strategic Income Series	06	2005	12.640	12.648	12,684
MFS/Sun Life Strategic Income Series	06	2004	11.914	12.640	23,805
MFS/Sun Life Strategic Income Series	06	2003	10.748	11.914	24,302
MFS/Sun Life Strategic Income Series	06	2002	10.182	10.748	25,601
MFS/Sun Life Strategic Income Series	06	2001	10.034	10.182	24,511
MFS/Sun Life Strategic Income Series	06	2000	10.000	10.034	1,141

MFS/Sun Life Strategic Income Series S Class	01	2005	12.675	12.731	0
MFS/Sun Life Strategic Income Series S Class	01	2004	11.892	12.675	0
MFS/Sun Life Strategic Income Series S Class	01	2003	10.696	11.892	0
MFS/Sun Life Strategic Income Series S Class	01	2002	10.089	10.696	0
MFS/Sun Life Strategic Income Series S Class	01	2001	10.000	10.089	0

MFS/Sun Life Strategic Income Series S Class	02	2005	12.611	12.648	0
MFS/Sun Life Strategic Income Series S Class	02	2004	11.850	12.611	0
MFS/Sun Life Strategic Income Series S Class	02	2003	10.674	11.850	0
MFS/Sun Life Strategic Income Series S Class	02	2002	10.084	10.674	0
MFS/Sun Life Strategic Income Series S Class	02	2001	10.000	10.084	0

MFS/Sun Life Strategic Income Series S Class	03	2005	12.568	12.592	39,720
MFS/Sun Life Strategic Income Series S Class	03	2004	11.822	12.568	37,767
MFS/Sun Life Strategic Income Series S Class	03	2003	10.659	11.822	40,925
MFS/Sun Life Strategic Income Series S Class	03	2002	10.080	10.659	40,510
MFS/Sun Life Strategic Income Series S Class	03	2001	10.000	10.080	11,208

MFS/Sun Life Strategic Income Series S Class	04	2005	12.504	12.509	4,082
MFS/Sun Life Strategic Income Series S Class	04	2004	11.780	12.504	4,385
MFS/Sun Life Strategic Income Series S Class	04	2003	10.638	11.780	5,762
MFS/Sun Life Strategic Income Series S Class	04	2002	10.075	10.638	3,530
MFS/Sun Life Strategic Income Series S Class	04	2001	10.000	10.075	928

MFS/Sun Life Strategic Income Series S Class	05	2005	12.462	12.454	9,852
MFS/Sun Life Strategic Income Series S Class	05	2004	11.752	12.462	7,376
MFS/Sun Life Strategic Income Series S Class	05	2003	10.623	11.752	9,748
MFS/Sun Life Strategic Income Series S Class	05	2002	10.071	10.623	9,153
MFS/Sun Life Strategic Income Series S Class	05	2001	10.000	10.071	5,905

MFS/Sun Life Strategic Income Series S Class	06	2005	12.398	12.372	40,213
MFS/Sun Life Strategic Income Series S Class	06	2004	11.710	12.398	40,575
MFS/Sun Life Strategic Income Series S Class	06	2003	10.601	11.710	49,924
MFS/Sun Life Strategic Income Series S Class	06	2002	10.066	10.601	52,273
MFS/Sun Life Strategic Income Series S Class	06	2001	10.000	10.066	11,706

MFS/Sun Life Strategic Value Series S Class	01	2005	11.457	11.244	14,042
MFS/Sun Life Strategic Value Series S Class	01	2004	9.842	11.457	9,477
MFS/Sun Life Strategic Value Series S Class	01	2003	7.839	9.842	13,251
MFS/Sun Life Strategic Value Series S Class	01	2002	10.000	7.839	0

MFS/Sun Life Strategic Value Series S Class	02	2005	11.411	11.182	0
MFS/Sun Life Strategic Value Series S Class	02	2004	9.817	11.411	0
MFS/Sun Life Strategic Value Series S Class	02	2003	7.831	9.817	0
MFS/Sun Life Strategic Value Series S Class	02	2002	10.000	7.831	0

MFS/Sun Life Strategic Value Series S Class	03	2005	11.380	11.140	13,857
MFS/Sun Life Strategic Value Series S Class	03	2004	9.800	11.380	15,689
MFS/Sun Life Strategic Value Series S Class	03	2003	7.825	9.800	24,561
MFS/Sun Life Strategic Value Series S Class	03	2002	10.000	7.825	11,686

MFS/Sun Life Strategic Value Series S Class	04	2005	11.334	11.078	8,130
MFS/Sun Life Strategic Value Series S Class	04	2004	9.775	11.334	9,707
MFS/Sun Life Strategic Value Series S Class	04	2003	7.817	9.775	8,790
MFS/Sun Life Strategic Value Series S Class	04	2002	10.000	7.817	1,421

MFS/Sun Life Strategic Value Series S Class	05	2005	11.303	11.037	932
MFS/Sun Life Strategic Value Series S Class	05	2004	9.759	11.303	353
MFS/Sun Life Strategic Value Series S Class	05	2003	7.812	9.759	353
MFS/Sun Life Strategic Value Series S Class	05	2002	10.000	7.812	353

MFS/Sun Life Strategic Value Series S Class	06	2005	11.257	10.975	568
MFS/Sun Life Strategic Value Series S Class	06	2004	9.734	11.257	595
MFS/Sun Life Strategic Value Series S Class	06	2003	7.804	9.734	2,103
MFS/Sun Life Strategic Value Series S Class	06	2002	10.000	7.804	3,118

MFS/Sun Life Technology Series	01	2005	3.620	3.800	79,326
MFS/Sun Life Technology Series	01	2004	3.575	3.620	79,326
MFS/Sun Life Technology Series	01	2003	2.488	3.575	108,251
MFS/Sun Life Technology Series	01	2002	4.659	2.488	110,054
MFS/Sun Life Technology Series	01	2001	7.710	4.659	260,096
MFS/Sun Life Technology Series	01	2000	10.000	7.710	281,559

MFS/Sun Life Technology Series	02	2005	3.596	3.769	0
MFS/Sun Life Technology Series	02	2004	3.557	3.596	0
MFS/Sun Life Technology Series	02	2003	2.479	3.557	0
MFS/Sun Life Technology Series	02	2002	4.649	2.479	0
MFS/Sun Life Technology Series	02	2001	7.705	4.649	103,360
MFS/Sun Life Technology Series	02	2000	10.000	7.705	142,694

MFS/Sun Life Technology Series	03	2005	3.580	3.748	266,056
MFS/Sun Life Technology Series	03	2004	3.544	3.580	305,310
MFS/Sun Life Technology Series	03	2003	2.472	3.544	368,530
MFS/Sun Life Technology Series	03	2002	4.642	2.472	354,815
MFS/Sun Life Technology Series	03	2001	7.702	4.642	548,736
MFS/Sun Life Technology Series	03	2000	10.000	7.702	548,800

MFS/Sun Life Technology Series	04	2005	3.556	3.718	127,342
MFS/Sun Life Technology Series	04	2004	3.526	3.556	194,369
MFS/Sun Life Technology Series	04	2003	2.463	3.526	240,949
MFS/Sun Life Technology Series	04	2002	4.632	2.463	287,338
MFS/Sun Life Technology Series	04	2001	7.697	4.632	521,838
MFS/Sun Life Technology Series	04	2000	10.000	7.697	538,339

MFS/Sun Life Technology Series	05	2005	3.540	3.697	170,436
MFS/Sun Life Technology Series	05	2004	3.514	3.540	217,333
MFS/Sun Life Technology Series	05	2003	2.457	3.514	281,286
MFS/Sun Life Technology Series	05	2002	4.625	2.457	301,971
MFS/Sun Life Technology Series	05	2001	7.693	4.625	379,028
MFS/Sun Life Technology Series	05	2000	10.000	7.693	253,221

MFS/Sun Life Technology Series	06	2005	3.516	3.666	119,839
MFS/Sun Life Technology Series	06	2004	3.495	3.516	203,065
MFS/Sun Life Technology Series	06	2003	2.448	3.495	166,476
MFS/Sun Life Technology Series	06	2002	4.615	2.448	168,838
MFS/Sun Life Technology Series	06	2001	7.688	4.615	196,037
MFS/Sun Life Technology Series	06	2000	10.000	7.688	49,366

MFS/Sun Life Technology Series S Class	01	2005	7.477	7.836	56,439
MFS/Sun Life Technology Series S Class	01	2004	7.418	7.477	60,929
MFS/Sun Life Technology Series S Class	01	2003	5.163	7.418	28,481
MFS/Sun Life Technology Series S Class	01	2002	9.740	5.163	0
MFS/Sun Life Technology Series S Class	01	2001	10.000	9.740	0

MFS/Sun Life Technology Series S Class	02	2005	7.439	7.785	0
MFS/Sun Life Technology Series S Class	02	2004	7.392	7.439	0
MFS/Sun Life Technology Series S Class	02	2003	5.152	7.392	0
MFS/Sun Life Technology Series S Class	02	2002	9.735	5.152	0
MFS/Sun Life Technology Series S Class	02	2001	10.000	9.735	0

MFS/Sun Life Technology Series S Class	03	2005	7.414	7.751	21,265
MFS/Sun Life Technology Series S Class	03	2004	7.374	7.414	26,296
MFS/Sun Life Technology Series S Class	03	2003	5.145	7.374	29,367
MFS/Sun Life Technology Series S Class	03	2002	9.732	5.145	8,815
MFS/Sun Life Technology Series S Class	03	2001	10.000	9.732	2,152

MFS/Sun Life Technology Series S Class	04	2005	7.376	7.700	261
MFS/Sun Life Technology Series S Class	04	2004	7.348	7.376	1,756
MFS/Sun Life Technology Series S Class	04	2003	5.135	7.348	2,320
MFS/Sun Life Technology Series S Class	04	2002	9.726	5.135	2,628
MFS/Sun Life Technology Series S Class	04	2001	10.000	9.726	474

MFS/Sun Life Technology Series S Class	05	2005	7.351	7.666	594
MFS/Sun Life Technology Series S Class	05	2004	7.331	7.351	2,801
MFS/Sun Life Technology Series S Class	05	2003	5.128	7.331	2,717
MFS/Sun Life Technology Series S Class	05	2002	9.723	5.128	2,888
MFS/Sun Life Technology Series S Class	05	2001	10.000	9.723	1,580

MFS/Sun Life Technology Series S Class	06	2005	7.313	7.615	12,148
MFS/Sun Life Technology Series S Class	06	2004	7.304	7.313	12,246
MFS/Sun Life Technology Series S Class	06	2003	5.117	7.304	18,483
MFS/Sun Life Technology Series S Class	06	2002	9.718	5.117	11,125
MFS/Sun Life Technology Series S Class	06	2001	10.000	9.718	1,844

MFS/Sun Life Total Return Series	01	2005	12.988	13.227	167,647
MFS/Sun Life Total Return Series	01	2004	11.788	12.988	167,647
MFS/Sun Life Total Return Series	01	2003	10.179	11.788	201,767
MFS/Sun Life Total Return Series	01	2002	10.922	10.179	243,293
MFS/Sun Life Total Return Series	01	2001	10.993	10.922	41,080
MFS/Sun Life Total Return Series	01	2000	10.000	10.993	41,995

MFS/Sun Life Total Return Series	02	2005	12.901	13.119	14,661
MFS/Sun Life Total Return Series	02	2004	11.727	12.901	20,750
MFS/Sun Life Total Return Series	02	2003	10.142	11.727	22,182
MFS/Sun Life Total Return Series	02	2002	10.898	10.142	54,404
MFS/Sun Life Total Return Series	02	2001	10.986	10.898	55,242
MFS/Sun Life Total Return Series	02	2000	10.000	10.986	68,186

MFS/Sun Life Total Return Series	03	2005	12.844	13.047	764,274
MFS/Sun Life Total Return Series	03	2004	11.686	12.844	923,143
MFS/Sun Life Total Return Series	03	2003	10.117	11.686	1,019,599
MFS/Sun Life Total Return Series	03	2002	10.883	10.117	1,273,742
MFS/Sun Life Total Return Series	03	2001	10.982	10.883	1,135,410
MFS/Sun Life Total Return Series	03	2000	10.000	10.982	307,559

MFS/Sun Life Total Return Series	04	2005	12.758	12.940	688,290
MFS/Sun Life Total Return Series	04	2004	11.626	12.758	710,721
MFS/Sun Life Total Return Series	04	2003	10.080	11.626	696,710
MFS/Sun Life Total Return Series	04	2002	10.859	10.080	735,563
MFS/Sun Life Total Return Series	04	2001	10.975	10.859	757,253
MFS/Sun Life Total Return Series	04	2000	10.000	10.975	295,198

MFS/Sun Life Total Return Series	05	2005	12.701	12.870	623,392
MFS/Sun Life Total Return Series	05	2004	11.586	12.701	719,503
MFS/Sun Life Total Return Series	05	2003	10.055	11.586	876,221
MFS/Sun Life Total Return Series	05	2002	10.844	10.055	991,090
MFS/Sun Life Total Return Series	05	2001	10.971	10.844	1,016,675
MFS/Sun Life Total Return Series	05	2000	10.000	10.971	324,903

MFS/Sun Life Total Return Series	06	2005	12.616	12.764	394,476
MFS/Sun Life Total Return Series	06	2004	11.526	12.616	417,664
MFS/Sun Life Total Return Series	06	2003	10.019	11.526	463,725
MFS/Sun Life Total Return Series	06	2002	10.821	10.019	470,552
MFS/Sun Life Total Return Series	06	2001	10.964	10.821	364,083
MFS/Sun Life Total Return Series	06	2000	10.000	10.964	37,554

MFS/Sun Life Total Return Series S Class	01	2005	11.770	11.962	24,529
MFS/Sun Life Total Return Series S Class	01	2004	10.714	11.770	134,532
MFS/Sun Life Total Return Series S Class	01	2003	9.277	10.714	134,532
MFS/Sun Life Total Return Series S Class	01	2002	9.971	9.277	134,532
MFS/Sun Life Total Return Series S Class	01	2001	10.000	9.971	52,772

MFS/Sun Life Total Return Series S Class	02	2005	11.710	11.884	43,408
MFS/Sun Life Total Return Series S Class	02	2004	10.675	11.710	45,674
MFS/Sun Life Total Return Series S Class	02	2003	9.258	10.675	47,850
MFS/Sun Life Total Return Series S Class	02	2002	9.966	9.258	49,947
MFS/Sun Life Total Return Series S Class	02	2001	10.000	9.966	0

MFS/Sun Life Total Return Series S Class	03	2005	11.671	11.831	316,618
MFS/Sun Life Total Return Series S Class	03	2004	10.650	11.671	457,897
MFS/Sun Life Total Return Series S Class	03	2003	9.245	10.650	526,823
MFS/Sun Life Total Return Series S Class	03	2002	9.963	9.245	606,350
MFS/Sun Life Total Return Series S Class	03	2001	10.000	9.963	128,710

MFS/Sun Life Total Return Series S Class	04	2005	11.611	11.753	199,713
MFS/Sun Life Total Return Series S Class	04	2004	10.612	11.611	227,436
MFS/Sun Life Total Return Series S Class	04	2003	9.226	10.612	215,274
MFS/Sun Life Total Return Series S Class	04	2002	9.957	9.226	189,739
MFS/Sun Life Total Return Series S Class	04	2001	10.000	9.957	81,013

MFS/Sun Life Total Return Series S Class	05	2005	11.572	11.702	169,371
MFS/Sun Life Total Return Series S Class	05	2004	10.587	11.572	193,531
MFS/Sun Life Total Return Series S Class	05	2003	9.214	10.587	199,909
MFS/Sun Life Total Return Series S Class	05	2002	9.954	9.214	213,540
MFS/Sun Life Total Return Series S Class	05	2001	10.000	9.954	69,170

MFS/Sun Life Total Return Series S Class	06	2005	11.513	11.624	163,219
MFS/Sun Life Total Return Series S Class	06	2004	10.549	11.513	170,967
MFS/Sun Life Total Return Series S Class	06	2003	9.195	10.549	189,243
MFS/Sun Life Total Return Series S Class	06	2002	9.949	9.195	206,648
MFS/Sun Life Total Return Series S Class	06	2001	10.000	9.949	100,527

MFS/Sun Life Utilities Series	01	2005	9.630	11.166	0
MFS/Sun Life Utilities Series	01	2004	7.473	9.630	0
MFS/Sun Life Utilities Series	01	2003	5.548	7.473	0
MFS/Sun Life Utilities Series	01	2002	7.371	5.548	0
MFS/Sun Life Utilities Series	01	2001	9.852	7.371	36,057
MFS/Sun Life Utilities Series	01	2000	10.000	9.852	54,728

MFS/Sun Life Utilities Series	02	2005	9.565	11.074	19,247
MFS/Sun Life Utilities Series	02	2004	7.434	9.565	7,899
MFS/Sun Life Utilities Series	02	2003	5.528	7.434	8,593
MFS/Sun Life Utilities Series	02	2002	7.355	5.528	9,398
MFS/Sun Life Utilities Series	02	2001	9.846	7.355	65,321
MFS/Sun Life Utilities Series	02	2000	10.000	9.846	109,577

MFS/Sun Life Utilities Series	03	2005	9.522	11.013	273,884
MFS/Sun Life Utilities Series	03	2004	7.408	9.522	323,941
MFS/Sun Life Utilities Series	03	2003	5.514	7.408	362,896
MFS/Sun Life Utilities Series	03	2002	7.344	5.514	455,258
MFS/Sun Life Utilities Series	03	2001	9.842	7.344	730,592
MFS/Sun Life Utilities Series	03	2000	10.000	9.842	526,275

MFS/Sun Life Utilities Series	04	2005	9.458	10.922	226,525
MFS/Sun Life Utilities Series	04	2004	7.369	9.458	247,880
MFS/Sun Life Utilities Series	04	2003	5.493	7.369	260,752
MFS/Sun Life Utilities Series	04	2002	7.328	5.493	289,149
MFS/Sun Life Utilities Series	04	2001	9.835	7.328	494,564
MFS/Sun Life Utilities Series	04	2000	10.000	9.835	449,790

MFS/Sun Life Utilities Series	05	2005	9.416	10.862	241,158
MFS/Sun Life Utilities Series	05	2004	7.344	9.416	275,334
MFS/Sun Life Utilities Series	05	2003	5.480	7.344	321,370
MFS/Sun Life Utilities Series	05	2002	7.317	5.480	396,798
MFS/Sun Life Utilities Series	05	2001	9.831	7.317	657,306
MFS/Sun Life Utilities Series	05	2000	10.000	9.831	491,066

MFS/Sun Life Utilities Series	06	2005	9.352	10.773	67,816
MFS/Sun Life Utilities Series	06	2004	7.305	9.352	72,296
MFS/Sun Life Utilities Series	06	2003	5.460	7.305	76,969
MFS/Sun Life Utilities Series	06	2002	7.301	5.460	87,206
MFS/Sun Life Utilities Series	06	2001	9.824	7.301	118,818
MFS/Sun Life Utilities Series	06	2000	10.000	9.824	50,011

MFS/Sun Life Utilities Series S Class	01	2005	11.574	13.383	0
MFS/Sun Life Utilities Series S Class	01	2004	9.006	11.574	0
MFS/Sun Life Utilities Series S Class	01	2003	6.698	9.006	0
MFS/Sun Life Utilities Series S Class	01	2002	8.933	6.698	0
MFS/Sun Life Utilities Series S Class	01	2001	10.000	8.933	0

MFS/Sun Life Utilities Series S Class	02	2005	11.516	13.295	0
MFS/Sun Life Utilities Series S Class	02	2004	8.974	11.516	0
MFS/Sun Life Utilities Series S Class	02	2003	6.684	8.974	0
MFS/Sun Life Utilities Series S Class	02	2002	8.928	6.684	0
MFS/Sun Life Utilities Series S Class	02	2001	10.000	8.928	0

MFS/Sun Life Utilities Series S Class	03	2005	11.476	13.237	48,772
MFS/Sun Life Utilities Series S Class	03	2004	8.953	11.476	71,194
MFS/Sun Life Utilities Series S Class	03	2003	6.675	8.953	77,198
MFS/Sun Life Utilities Series S Class	03	2002	8.925	6.675	62,205
MFS/Sun Life Utilities Series S Class	03	2001	10.000	8.925	28,791

MFS/Sun Life Utilities Series S Class	04	2005	11.418	13.150	6,958
MFS/Sun Life Utilities Series S Class	04	2004	8.921	11.418	6,425
MFS/Sun Life Utilities Series S Class	04	2003	6.661	8.921	14,503
MFS/Sun Life Utilities Series S Class	04	2002	8.920	6.661	19,103
MFS/Sun Life Utilities Series S Class	04	2001	10.000	8.920	27,231

MFS/Sun Life Utilities Series S Class	05	2005	11.379	13.092	7,590
MFS/Sun Life Utilities Series S Class	05	2004	8.900	11.379	7,576
MFS/Sun Life Utilities Series S Class	05	2003	6.652	8.900	7,480
MFS/Sun Life Utilities Series S Class	05	2002	8.917	6.652	8,200
MFS/Sun Life Utilities Series S Class	05	2001	10.000	8.917	4,288

MFS/Sun Life Utilities Series S Class	06	2005	11.321	13.005	16,649
MFS/Sun Life Utilities Series S Class	06	2004	8.868	11.321	17,746
MFS/Sun Life Utilities Series S Class	06	2003	6.638	8.868	23,885
MFS/Sun Life Utilities Series S Class	06	2002	8.913	6.638	26,704
MFS/Sun Life Utilities Series S Class	06	2001	10.000	8.913	8,682

MFS/Sun Life Value Series	01	2005	12.987	13.685	17,689
MFS/Sun Life Value Series	01	2004	11.373	12.987	17,689
MFS/Sun Life Value Series	01	2003	9.181	11.373	51,409
MFS/Sun Life Value Series	01	2002	10.747	9.181	93,720
MFS/Sun Life Value Series	01	2001	11.753	10.747	181,343
MFS/Sun Life Value Series	01	2000	10.000	11.753	71,231

MFS/Sun Life Value Series	02	2005	12.900	13.573	36,530
MFS/Sun Life Value Series	02	2004	11.314	12.900	58,422
MFS/Sun Life Value Series	02	2003	9.147	11.314	78,454
MFS/Sun Life Value Series	02	2002	10.724	9.147	46,003
MFS/Sun Life Value Series	02	2001	11.745	10.724	69,224
MFS/Sun Life Value Series	02	2000	10.000	11.745	110,511

MFS/Sun Life Value Series	03	2005	12.842	13.498	431,035
MFS/Sun Life Value Series	03	2004	11.275	12.842	466,661
MFS/Sun Life Value Series	03	2003	9.125	11.275	540,832
MFS/Sun Life Value Series	03	2002	10.709	9.125	596,189
MFS/Sun Life Value Series	03	2001	11.740	10.709	700,331
MFS/Sun Life Value Series	03	2000	10.000	11.740	998,232

MFS/Sun Life Value Series	04	2005	12.756	13.388	409,975
MFS/Sun Life Value Series	04	2004	11.217	12.756	476,806
MFS/Sun Life Value Series	04	2003	9.092	11.217	496,162
MFS/Sun Life Value Series	04	2002	10.686	9.092	545,183
MFS/Sun Life Value Series	04	2001	11.733	10.686	554,656
MFS/Sun Life Value Series	04	2000	10.000	11.733	633,716

MFS/Sun Life Value Series	05	2005	12.699	13.314	317,409
MFS/Sun Life Value Series	05	2004	11.178	12.699	385,584
MFS/Sun Life Value Series	05	2003	9.069	11.178	433,973
MFS/Sun Life Value Series	05	2002	10.670	9.069	484,266
MFS/Sun Life Value Series	05	2001	11.728	10.670	574,948
MFS/Sun Life Value Series	05	2000	10.000	11.728	974,229

MFS/Sun Life Value Series	06	2005	12.614	13.205	131,246
MFS/Sun Life Value Series	06	2004	11.120	12.614	146,262
MFS/Sun Life Value Series	06	2003	9.036	11.120	181,186
MFS/Sun Life Value Series	06	2002	10.647	9.036	183,784
MFS/Sun Life Value Series	06	2001	11.721	10.647	342,499
MFS/Sun Life Value Series	06	2000	10.000	11.721	251,053

MFS/Sun Life Value Series S Class	01	2005	11.756	12.359	0
MFS/Sun Life Value Series S Class	01	2004	10.326	11.756	0
MFS/Sun Life Value Series S Class	01	2003	8.351	10.326	0
MFS/Sun Life Value Series S Class	01	2002	9.800	8.351	13,158
MFS/Sun Life Value Series S Class	01	2001	10.000	9.800	12,781

MFS/Sun Life Value Series S Class	02	2005	11.697	12.277	22,072
MFS/Sun Life Value Series S Class	02	2004	10.289	11.697	23,224
MFS/Sun Life Value Series S Class	02	2003	8.334	10.289	24,331
MFS/Sun Life Value Series S Class	02	2002	9.795	8.334	25,397
MFS/Sun Life Value Series S Class	02	2001	10.000	9.795	0

MFS/Sun Life Value Series S Class	03	2005	11.657	12.223	159,829
MFS/Sun Life Value Series S Class	03	2004	10.265	11.657	191,596
MFS/Sun Life Value Series S Class	03	2003	8.323	10.265	191,929
MFS/Sun Life Value Series S Class	03	2002	9.791	8.323	185,793
MFS/Sun Life Value Series S Class	03	2001	10.000	9.791	84,686

MFS/Sun Life Value Series S Class	04	2005	11.598	12.143	66,788
MFS/Sun Life Value Series S Class	04	2004	10.228	11.598	74,582
MFS/Sun Life Value Series S Class	04	2003	8.305	10.228	104,815
MFS/Sun Life Value Series S Class	04	2002	9.786	8.305	114,263
MFS/Sun Life Value Series S Class	04	2001	10.000	9.786	46,295

MFS/Sun Life Value Series S Class	05	2005	11.558	12.089	71,521
MFS/Sun Life Value Series S Class	05	2004	10.204	11.558	82,551
MFS/Sun Life Value Series S Class	05	2003	8.294	10.204	90,588
MFS/Sun Life Value Series S Class	05	2002	9.783	8.294	85,563
MFS/Sun Life Value Series S Class	05	2001	10.000	9.783	36,052

MFS/Sun Life Value Series S Class	06	2005	11.500	12.009	151,058
MFS/Sun Life Value Series S Class	06	2004	10.167	11.500	164,485
MFS/Sun Life Value Series S Class	06	2003	8.277	10.167	167,718
MFS/Sun Life Value Series S Class	06	2002	9.777	8.277	207,448
MFS/Sun Life Value Series S Class	06	2001	10.000	9.777	116,730

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 752-7215

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

ACCESS- 1